UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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The Dun & Bradstreet Corporation

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March 24, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Tuesday, May 3, 2005, at 8:00 a.m. at The Ritz-Carlton New York, Central Park, 50 Central Park South, New York, New York.

The Notice of Annual Meeting and Proxy Statement accompanying this letter more fully describe the business to be acted upon at the meeting. The Annual Report on Form 10-K for the year ended December 31, 2004 is also enclosed.

Your vote is important. Please vote your shares whether or not you plan to attend the meeting. In addition to voting in person or by mail, shareholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record, check your proxy card to see which of these options are available to you.

On behalf of your Board of Directors, thank you for your continued support of D&B.

Sincerely,

ALLAN Z. LOREN Chairman of the Board	STEVEN W. ALESIO Chief Executive Officer and President

Notice of 2005 Annual Meeting of Shareholders

The 2005 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Tuesday, May 3, 2005, at 8:00 a.m. at The Ritz-Carlton New York, Central Park, 50 Central Park South, New York, New York. The purpose of the meeting is to:

1.	Elect four Class II directors for a three-year term;

2.	Ratify the appointment of independent auditors;

3.	Vote upon proposals to amend and restate The Dun & Bradstreet Corporation 2000 Stock Incentive Plan and to amend the 2000 Dun & Bradstreet Corporation Non-Employee Directors’ Stock Incentive Plan; and

4.	Transact such other business as may properly come before the meeting. The Company knows of no other business to be brought before the meeting.

Only shareholders of record at the close of business on March 14, 2005 will be entitled to vote at the meeting.

By Order of the Board of Directors,

DAVID J. LEWINTER
General Counsel and Corporate Secretary

Dated: March 24, 2005

i

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of The Dun & Bradstreet Corporation (“D&B,” the “Company” or “we”) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 3, 2005. These proxy materials are being mailed to shareholders beginning on or about March 24, 2005. The principal executive offices of D&B are located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708, and the Company’s main telephone number is 973.921.5500. D&B is listed on the New York Stock Exchange (NYSE) with the ticker symbol DNB.

On September 30, 2000, the company then known as The Dun & Bradstreet Corporation (“Old D&B”) separated into two publicly traded companies: the “new” Dun & Bradstreet Corporation (i.e., the company to which this Proxy Statement relates) and Moody’s Corporation. The separation of the two companies was accomplished through a tax-free distribution by Old D&B of the shares of Common Stock of the Company (the “Spin-Off”). Old D&B then changed its name to “Moody’s Corporation” (“Moody’s”). Information included in this Proxy Statement concerning the Company and its management during periods prior to the Spin-Off actually relates to Old D&B and its management.

Annual Meeting Admission

You will need an admission ticket to enter the Annual Meeting. For shareholders of record, an admission ticket is attached to the proxy card sent to you. If your shares are held in the name of a bank, broker or other holder of record (in “street name”) and you plan to attend the meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership, such as a bank or brokerage account statement, to the Company’s Corporate Secretary at the address noted above. Shareholders who do not have admission tickets for the Annual Meeting will be admitted at the door following verification of ownership as of the record date and at the discretion of the Company.

Who Can Vote

Only shareholders of record at the close of business on March 14, 2005 are eligible to vote at the meeting. As of the close of business on that date, D&B had outstanding 68,632,081 shares of Common Stock.

List of Shareholders

The names of registered shareholders of record entitled to vote at the meeting will be available for inspection at the Annual Meeting and, for 10 days prior to the meeting, at the office of the Corporate Secretary of the Company, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

How to Vote

In addition to voting in person at the meeting, shareholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

Specific instructions for shareholders of record who wish to use the telephone or Internet voting procedures are set forth below and can also be found on the enclosed proxy card.

Registered Shareholders

Vote by Telephone.    Registered shareholders can vote by calling toll-free 1.800.690.6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote on the Internet.    Registered shareholders can vote on the Internet at the Web site www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote by Mail.    Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Automatic Data Processing, Inc. (ADP), 51 Mercedes Way, Edgewood, NY 11717.

Beneficial Holders

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

Revocation of Proxies

A shareholder of record can revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions. A proxy that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors, as outlined in this Proxy Statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Consolidation of Your Vote

You will receive only one proxy card for all of the D&B shares you hold in your name in the Employee Stock Purchase Plan (the ESPP) and in the D&B Common Stock Fund of the D&B or Moody’s Profit Participation Plan (collectively, the PPP). If you are a current or former employee of the Company who currently has D&B shares in the ESPP or PPP, you are entitled to give voting instructions for the shares held in your account. Your proxy card will serve as a voting instruction card for the plans’ trustees.

For the PPP, if you do not vote your shares or specify your voting instructions on your proxy card, the plans’ trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the PPP, except as otherwise required by law. For the ESPP, the plan’s trustee will only submit voting instructions for the shares for which voting instructions have been received. To allow sufficient time for voting by the trustees of the plans, your voting instructions must be received by the applicable trustee by April 28, 2005.

Householding Information

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.

If you and other shareholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact ADP by calling toll-free at 800.542.1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of future Proxy Statements and Annual Reports, please contact ADP as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

Directors, officers and employees of D&B may solicit proxies on behalf of the Company by communicating with shareholders personally or by telephone, facsimile, e-mail, telegraph or mail. D&B also has retained the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee estimated at $12,500 plus expenses. D&B will pay all expenses related to such solicitations of proxies. D&B and MacKenzie will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

D&B’s Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by proxy, constitute a quorum at meetings of shareholders. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters such as the election of directors and the ratification of the selection of independent auditors.

Election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the meeting (i.e., the director nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Thus, shares present at the meeting that are not voted for a particular nominee, shares present by proxy for which the shareholder properly withholds authority to vote for such nominees, and broker non-votes will not be counted towards such nominee’s achievement of a plurality.

Ratification of the selection of independent auditors (Proposal No. 2) shall be determined by the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the matter. Approval of the amended and restated The Dun & Bradstreet Corporation 2000 Stock Incentive Plan (Proposal No. 3) and amendments to the 2000 Dun & Bradstreet Corporation Non-Employee Directors’ Stock Incentive Plan (Proposal No. 4) shall be determined by the majority of the votes cast on the matters, provided that a majority of the outstanding shares on March 14, 2005 actually cast votes on the applicable matter. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes are considered present at the meeting for such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Shareholder Account Maintenance

Our transfer agent is EquiServe Trust Company, N.A. All communications concerning accounts of registered shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of Common Stock and similar issues, can be handled by calling EquiServe’s toll-free number, 800.254.5196 (foreign holders dial 816.843.4299; hearing-impaired holders dial 781.575.2692), or by fax at 781.828.8813. In addition, you can access your account at EquiServe’s Web site www.equiserve.com.

CORPORATE GOVERNANCE

Corporate Governance Principles, Committee Charters and Code of Conduct

The objective of our Board of Directors is to conduct our business activities so as to enhance shareholder value. Our Board of Directors believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board’s view of governance, our Board has adopted Corporate Governance Principles and charters for each Committee of our Board. Our Corporate Governance Principles, Code of Conduct and the charters of our Audit, Board Affairs and Compensation & Benefits Committees are available on our Web site (www.dnb.com) and are also available in print, without charge, to any shareholder upon request to the Corporate Secretary of the Company, whose address is 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our chief executive officer, chief financial officer and corporate controller) and have posted the Code of Conduct on our Web site, which address is listed above. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Conduct applicable to our chief executive officer, chief financial officer and corporate controller by posting this information on our Web site.

Independence of the Board and Committees

D&B’s Corporate Governance Principles require that at least two-thirds of the Board of Directors meet the criteria for independence established by the NYSE and other applicable laws. Additionally, all members of the Audit Committee, the Compensation & Benefits Committee and the Board Affairs Committee of the D&B Board of Directors are required to be independent.

Under the NYSE listing standards, to be considered independent, the Board of Directors must affirmatively determine that a director has no material relationship with D&B (either directly or as a partner, shareholder or officer of an organization that has a relationship with D&B). After considering all relevant facts and circumstances, D&B’s Board of Directors has determined that each of its members, except Allan Z. Loren and Steven W. Alesio, are independent under the NYSE listing standards. It has also determined that each member of the Audit Committee, the Compensation & Benefits Committee and the Board Affairs Committee is independent under the NYSE standards.

Board Meetings

The Board of Directors of the Company held seven meetings in 2004, with no director attending fewer than 75% of the aggregate meetings of the Board and of the Committees of the Board on which he or she served.

The Chairman of the Board and the Corporate Secretary of the Company draft the agenda for each Board meeting and distribute it in advance of each meeting to the Board. Each Board member is encouraged to suggest items for inclusion on the agenda.

Information and data that are important to the Board’s understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review. Generally, directors receive Board materials no less than three days in advance of a meeting.

D&B’s non-management directors meet in regularly scheduled executive sessions without members of management. The Chair of the Board Affairs Committee (the “presiding director”) presides over these executive sessions. The presiding director is currently Michael R. Quinlan. The non-management directors held six executive sessions in 2004.

Committees And Meetings

There are three standing committees of the Board of Directors: Audit, Board Affairs and Compensation & Benefits.

The table below provides the current membership information for each of the Board’s committees.

Name	Audit	Board Affairs	Compensation & Benefits

John W. Alden		X	X
Christopher J. Coughlin	X
James N. Fernandez	X
Ronald L. Kuehn, Jr.	X		X*
Victor A. Pelson	X*		X
Sandra E. Peterson		X	X
Michael R. Quinlan		X*	X
Naomi O. Seligman	X	X
Michael J. Winkler		X

2004 Committee Meetings	9	9	6

* Committee Chair

The Audit Committee.    Under the terms of its charter, the Audit Committee’s primary function is to appoint annually the independent auditors and to assist the Board in the oversight of: (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. A copy of the Audit Committee’s Charter, which was amended and restated by the Board of Directors in December 2004, is attached as Exhibit A. The Report of the Audit Committee can be found under the “Audit Committee Information” section of this Proxy Statement.

All of the members of the Audit Committee are independent within the meaning of SEC regulations and NYSE listing standards. The Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of NYSE regulations.

D&B’s Board of Directors has reviewed the qualifications and experience of each of the Audit Committee members and determined that Christopher J. Coughlin and James N. Fernandez each qualifies as an “audit committee financial expert” as that term has been defined by rules of the SEC and have “accounting or related financial management expertise” within the meaning of the NYSE listing standards.

The Board Affairs Committee.    Under the terms of its charter, the Board Affairs Committee’s primary responsibilities include: (1) identifying individuals qualified to become Board members, (2) recommending candidates to fill Board vacancies and newly created director positions, (3) recommending whether incumbent directors should be nominated for reelection to the Board upon expiration of their terms, (4) developing and recommending to the Board a set of corporate governance principles applicable to the Board and the Company’s employees, and (5) overseeing the evaluation of the Board.

In accordance with the Company’s Corporate Governance Principles and its Board Affairs Committee Charter, the Board Affairs Committee oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The Committee, with input from the Chairman of the Board, will identify individuals believed to be qualified to become Board members. The Committee solicits candidates from its current directors and, if deemed appropriate, retains for a fee, a third-party search firm to identify and help evaluate candidates. The Committee will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, professional experience, personal character, diversity, outside commitments (e.g., service on other Boards) and particular areas of expertise — all in the context of the needs of the Board. The Committee uses the same criteria to evaluate nominees recommended by the Company’s shareholders. Mr. Michael J. Winkler, who was elected to the Board effective March 17, 2005 and who is standing for election at the 2005 Annual Meeting of Shareholders, was identified as a candidate to join our Board by a third-party search firm.

The Board Affairs Committee will also consider nominees recommended by D&B shareholders. Any shareholder wishing to propose a nominee for consideration by the Board Affairs Committee may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized under the “Shareholder Proposals for the 2006 Annual Meeting” section of this Proxy Statement.

No individuals were validly proposed for nomination by any shareholders in connection with this Proxy Statement or the 2005 Annual Meeting of Shareholders.

The Compensation & Benefits Committee. Under the terms of its charter, the Compensation & Benefits Committee’s primary function is to discharge the Board’s responsibilities relating to compensation of the chief executive officer and other executive officers of the Company. Among other things, the Committee: (1) evaluates the chief executive officer’s performance and reviews with the chief executive officer the performance of other executive officers, (2) establishes and administers the Company’s policies, programs and procedures for compensating its executive officers, (3) has oversight responsibility for the administration of the Company’s employee benefits plans and (4) oversees the evaluation of management. The “Report of the Compensation & Benefits Committee” can be found in the “Compensation of Executive Officers and Directors” section of this Proxy Statement.

Communications with the Board and Audit Committee

D&B has a process in place that permits shareholders and other interested persons to communicate with D&B’s Board of Directors through the presiding director, Michael R. Quinlan, and the Audit Committee through its chair. To report complaints about D&B’s accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write, care of our third party compliance vendor, to the D&B Audit Committee Chair, c/o Listen Up Reports, Post Office Box 274, Highland Park, Illinois 60035. To report all other concerns to the non-management board of directors, shareholders and other interested persons should write, care of our third party compliance vendor, to the D&B Board Affairs Committee Chair (presiding director), at the address noted above. Communications that are not specifically addressed to either of the chairpersons listed above will be provided to the Chairman of D&B’s Board Affairs Committee. Concerns can be reported anonymously (by not including a name and/or contact information) or confidentially (by marking the envelope containing the communication as “Confidential”). Copies of all communications will be simultaneously provided to D&B’s Compliance Officer unless marked as “Confidential.” These instructions can also be found in the Corporate Governance information maintained in the Investors section of D&B’s Web site (www.dnb.com).

Attendance at Annual Meetings

The Company has a policy of director attendance at its Annual Meeting of Shareholders. All directors are expected to attend the 2005 Annual Meeting. All directors attended the 2004 Annual Meeting.

Service on Multiple Audit Committees

The D&B Corporate Governance Principles prohibit D&B Audit Committee members from serving as members of more than two other public company audit committees without the Board’s approval. Any determination by the Board of Directors approving of service on more than two other public company audit committees will be disclosed in the Company’s annual Proxy Statement. No Audit Committee member currently serves on more than one other audit committee of a public company.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the SEC and the NYSE. The Audit Committee selects the Company’s independent auditors. Management has the primary responsibility for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors in the course of performing its oversight role.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee

Victor A. Pelson, Chairman
Christopher J. Coughlin
James N. Fernandez
Ronald L. Kuehn, Jr.
Naomi O. Seligman

March 8, 2005

Audit Committee Pre-Approval Policy

In 2003, the Audit Committee of the Board of Directors adopted the D&B Audit Committee Pre-Approval Policy (the “Policy”). In accordance with this Policy, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by detailed backup documentation and an opinion from PricewaterhouseCoopers LLP and D&B’s chief financial officer that the services will not impair auditor independence. The Policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate its authority to one or more of its members, subject to an overall annual limit. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2004	2003
	(In thousands)
Audit Fees (1)	$3,141	$1,905
Audit Related Fees (2)	192	241
Tax Fees (3)	585	683
All Other Fees	—	—
Total Fees	$3,918	$2,829

(1)	Consists primarily of fees for services provided in connection with the audit of the Company’s financial statements and review of its quarterly financial statements. The increase in fiscal year 2004 was primarily driven by $1,460,000 for work associated with the assessment of the effectiveness of internal controls over the Company’s financial reporting in connection with Sarbanes-Oxley compliance.

(2)	Consists primarily of fees for audit of the Company’s employee benefit plans, consultation on financial accounting and reporting standards, and due diligence on acquisitions and dispositions. Also includes services in connection with the review of certain compensation-related disclosures in the Company’s Proxy Statement.

(3)	Consists primarily of foreign and domestic tax planning and structuring, and assistance in the preparation and review of the Company’s foreign income tax returns. Fiscal year 2004 also includes $125,000 the Company agreed to pay PricewaterhouseCoopers LLP in consideration for work performed under a June 9, 1999 engagement letter for which PricewaterhouseCoopers LLP was to receive 33-1/3% of any potential refund derived by the Company from federal communication excise tax refund claims filed by the Company. The Company and PricewaterhouseCoopers LLP have severed this agreement. The Company has no other contingency fee arrangements with PricewaterhouseCoopers LLP.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The members of the Board of Directors of D&B are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

Upon recommendation of the Board Affairs Committee, the Board of Directors has nominated Mr. Steven W. Alesio, Mr. Ronald L. Kuehn, Jr., Ms. Naomi O. Seligman and Mr. Michael J. Winkler for election as Class II Directors at the 2005 Annual Meeting for a three-year term expiring at the 2008 Annual Meeting of Shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

Nominees for Election as Directors with Terms Expiring at the 2008 Annual Meeting

Steven W. Alesio
Chief Executive Officer and President
The Dun & Bradstreet Corporation

Mr. Alesio, age 50, was named chief executive officer of D&B in January 2005, and was previously elected as president and named to D&B’s Board of Directors in May 2002. Prior to that, he served as chief operating officer from May 2002 to December 2004. Mr. Alesio also previously served as D&B’s senior vice president of global marketing, strategy implementation, e-business solutions and Asia-Pacific/Latin America from July 2001 to April 2002, with additional leadership responsibility for data and operations from February 2001 to April 2002, and as senior vice president of marketing, technology, communications and strategy implementation from January 2001 to June 2001. Before joining D&B, Mr. Alesio was with the American Express Company for 19 years, most recently serving as president and general manager of the Business Services Group and as a member of that company’s Planning and Policy Committee, a position he held from January 1996 to December 2000. Mr. Alesio does not serve on the board of any public company other than D&B.

Ronald L. Kuehn, Jr.
Chairman of the Board
El Paso Corporation

Ronald L. Kuehn, Jr., age 69, has served as a director of D&B since 1996, and is chairman of the Compensation & Benefits Committee and a member of the Audit Committee. Mr. Kuehn was appointed as chairman of the board of El Paso Corporation, a diversified energy company, in March 2003, and also served as El Paso’s chief executive officer from March 2003 to September 2003. He previously served as chairman of the board of directors of El Paso from the time of its merger with Sonat Inc. in October 1999 until December 31, 2000. Prior to that, Mr. Kuehn was chairman, president and chief executive officer of Sonat Inc. from 1986 through October 1999. In addition to serving on the board of El Paso, Mr. Kuehn is also a director of the following public companies: AmSouth Bancorporation and Praxair, Inc.

Naomi O. Seligman
Senior Partner
Ostriker von Simson, Inc.

Naomi O. Seligman, age 66, has served as a director of D&B since June 1999, and is a member of the Audit and Board Affairs Committees. Since June 1999, Ms. Seligman has been a senior partner at Ostriker von Simson, Inc., an IT strategy exchange which facilitates a dialogue between the chief information officers of large multinational corporations, premier venture capitalists and computer industry establishment chief executive officers (this is a private forum for discussion and research). Previously, Ms. Seligman was a senior partner of the Research Board, Inc., which she co-founded in 1977 and led until June 1999. Ms. Seligman is also a director of the following public companies: Akamai Technologies, Inc. and Sun Microsystems, Inc.

Michael J. Winkler
Executive Vice President, Customer Solutions Group and Chief Marketing Officer
Hewlett-Packard Company

Michael J. Winkler, age 60, was elected as a director of D&B effective March 17, 2005, and is a member of the Board Affairs Committee. Mr. Winkler has served with Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally, since May 2002. He became executive vice president and chief marketing officer of Hewlett-Packard in November 2003. Mr. Winkler was previously executive vice president for HP Worldwide Operations from May 2002 to November 2003. Prior to that, Mr. Winkler served as executive vice president, Global Business Units for Compaq Computer Corporation from June 2000 to May 2002. Mr. Winkler also served as senior vice president and general manager of Compaq’s Commercial Personal Computing Group from February 1998 to June 2000. Mr. Winkler is also a director of the following public company: Banta Corporation.

Directors with Terms Expiring at the 2006 Annual Meeting

James N. Fernandez
Executive Vice President and Chief Financial Officer
Tiffany & Company

James N. Fernandez, age 49, has served as a director of D&B since December 6, 2004, and is a member of the Audit Committee. Mr. Fernandez has served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He has held numerous positions with Tiffany & Co., the most recent of which is executive vice president and chief financial officer since January 1998, with responsibility for accounting, treasury, investor relations, information technology, financial planning, business development and diamond operations, and overall responsibility for distribution, manufacturing, customer service and security. Mr. Fernandez does not serve on the board of any public company other than D&B.

Sandra E. Peterson
Former Group President of Government
Medco Health Solutions, Inc.

Sandra E. Peterson, age 46, has served as a director of D&B since September 2002, and is a member of the Board Affairs and Compensation & Benefits Committees. Ms. Peterson served as group president of government for Medco Health Solutions, Inc., a pharmacy benefits manager company, from September 2003 until her resignation in February 2004. Prior to that, Ms. Peterson was senior vice president of Medco’s health businesses from April 2001 through August 2003 and senior vice president of marketing for Merck-Medco Managed Care L.L.C. from January 1999 to March 2001. Ms. Peterson is also a director of the following public company: Handleman Company.

Michael R. Quinlan
Chairman Emeritus
McDonald’s Corporation

Michael R. Quinlan, age 60, has served as a director of D&B since 1989, and is chairman of the Board Affairs Committee and a member of the Compensation & Benefits Committee. Mr. Quinlan is also the presiding director for the regularly scheduled executive sessions of non-management directors. Mr. Quinlan served as a director of McDonald’s Corporation, a global food service retailer, from 1979 until his retirement in 2002. He was the chairman of the board of directors of McDonald’s from March 1990 to May 1999 and chief executive officer from March 1987 through July 1998. Mr. Quinlan is also a director of the following public companies: May Department Stores Company and Warren Resources, Inc.

Directors with Terms Expiring at the 2007 Annual Meeting

John W. Alden
Retired Vice Chairman
United Parcel Service, Inc.

John W. Alden, age 63, has served as a director of D&B since December 2002, and is a member of the Board Affairs and Compensation & Benefits Committees. Mr. Alden served with United Parcel Service, Inc. (UPS), the largest express package carrier in the world, for 35 years. His most recent role was as vice chairman of the board of UPS from 1996 until his retirement in 2000. Mr. Alden is also a director of the following public companies: Barnes Group, Inc. and Silgan Holdings, Inc.

Christopher J. Coughlin
Executive Vice President and Chief Financial Officer
Tyco International Ltd.

Christopher J. Coughlin, age 52, has served as a director of D&B since December 6, 2004, and is a member of the Audit Committee. Mr. Coughlin has served as executive vice president and chief financial officer of Tyco International Ltd., a global, diversified company that provides vital products and services in five business segments (Fire & Security, Electronics, Healthcare, Engineered Products & Services and Plastics & Adhesives), since March 7, 2005. Previously, he served as executive vice president and chief operating officer of Interpublic Group of Companies, Inc. from June 2003 to December 2004. He also previously served as Interpublic’s chief financial officer from August 2003 to June 2004, and as a director from July 2003 to July 2004. Prior to that, Mr. Coughlin served as executive vice president and chief financial officer of Pharmacia Corporation from 1998 to 2003. Mr. Coughlin does not serve on the board of any public company other than D&B.

Allan Z. Loren
Chairman of the Board
The Dun & Bradstreet Corporation

Allan Z. Loren, age 66, has served as chairman of the board of D&B since October 2000, and as a director since May 2000. As previously announced by the Company, Mr. Loren is expected to remain as chairman of the board through May 30, 2005, at which time he will retire from the Company and its Board of Directors. Mr. Loren also served as chief executive officer of D&B from October 2000 through December 2004, and as president of D&B from October 2000 to April 2002. Before our separation from Moody’s, Mr. Loren served as chairman and chief executive officer of the Dun & Bradstreet operating company from May 2000 to September 2000. Before joining D&B, Mr. Loren served as executive vice president and chief information officer of the American Express Company from May 1994 to May 2000, and was also a member of that company’s Planning and Policy Committee. Mr. Loren does not serve on the board of any public company other than D&B.

Victor A. Pelson
Senior Advisor
UBS Securities LLC

Victor A. Pelson, age 67, has served as a director of D&B since April 1999, and is chairman of the Audit Committee and a member of the Compensation & Benefits Committee. Mr. Pelson has served as senior advisor for UBS Securities LLC, an investment banking firm, and its predecessors since 1996. He was a director and senior advisor of Dillon Read at the time of its merger in 1997 with SBC Warburg. Mr. Pelson was associated with AT&T from 1959 to 1996. At the time of his retirement from AT&T, Mr. Pelson was chairman of global operations and a member of the board of directors. Mr. Pelson is also a director of the following public companies: Eaton Corporation and United Parcel Service.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of D&B has appointed PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of the Company for the year 2005. Although shareholder approval of this appointment is not required, the Audit Committee and the Board of Directors believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of D&B and its shareholders.

PricewaterhouseCoopers LLP acted as independent auditors for the year 2004. In addition to its audit of the Company’s consolidated financial statements, PricewaterhouseCoopers LLP also performed statutory audits required by certain international jurisdictions, audited the financial statements of various benefit plans of the Company, and performed certain non-audit services. Fees for these services are described under the “Fees Paid to Independent Auditors” section of this Proxy Statement.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3

AMENDED AND RESTATED KEY EMPLOYEES’ STOCK INCENTIVE PLAN

The Board of Directors is seeking shareholder approval to amend and restate The Dun & Bradstreet Corporation 2000 Stock Incentive Plan (SIP). This plan, which provides for grants of stock options and “other stock-based awards” to key employees of the Company, is an integral part of the Company’s pay-for-performance compensation program. This program is more fully described in the “Report of the Compensation & Benefits Committee” section of this Proxy Statement.

The Board believes that approval of the amended SIP has a number of important benefits to shareholders, including:

•	Drives Shareholder Value Creation: By amending the SIP, the Company can continue its performance-based restricted stock program discussed in the “Report of the Compensation & Benefits Committee.” This program delivers value to plan participants only if performance criteria, which the Company believes drive increases in shareholder value, are satisfied;

•	Reduces Shareholder Dilution: The amended SIP includes provisions that will result in up to one million fewer shares ultimately being issued under the plan than currently authorized by shareholders, thereby reducing the dilutive impact of the SIP; and

•	Ensures Tax Deductibility: Shareholder approval of the amended SIP will ensure the continuing deductibility of awards under the SIP under section 162(m) of the Tax Code.

As noted above, the proposed amendment of the SIP will allow for the continued granting of performance-based restricted stock, a form of other stock-based awards under Section 9 of the SIP. When the SIP was approved by shareholders in 2001, the total number of shares of Common Stock issuable under the plan was 9,700,000, with an amount not in excess of 6.75% of that total, or 654,750 Common Stock reserved and available for other stock-based awards (e.g., performance-based restricted stock). As of March 14, 2005, the Company has 2,798,713 total shares of Common Stock remaining in the SIP out of the 2001 authorization of 9,700,000; as of the same date, the Company has 135,236 shares remaining out of the 654,570 available for grants of other stock-based awards.

Prior to 2004, equity grants to the Company’s senior leadership team were entirely or predominately stock options. In 2004, the Company revised its long-term incentive program for key employees in two important respects: first, the Company reduced the number of stock options granted annually; and second, the Company introduced performance-based restricted stock awards in lieu of stock option grants, entirely or in part, in keeping with the Company’s pay-for-performance principle. In 2004, stock option grants were limited to the senior leadership team of the Company (approximately 60 executives worldwide versus approximately 270 participants in 2003), and 50% of the total equity-based compensation granted to the Company’s senior leadership team was in the form of a maximum performance-based restricted stock opportunity. The restricted stock opportunity represented a right to receive restricted Common Stock, provided one or more of the performance-based targets (which the Company believes drive shareholder value creation), selected in advance by the Compensation & Benefits Committee, are met or exceeded. For the other participants in the Company’s long-term incentive program who are below the senior leadership team level, 100% of the equity-based compensation is in the form of a maximum performance-based restricted stock opportunity. For these participants, too, the maximum award opportunity is earned and converted into a fixed number of restricted shares at the end of the performance period only if the participant meets or exceeds his or her performance-based targets.

The limited number of shares remaining for other stock-based awards pursuant to the SIP would preclude the Company from continuing to award performance-based restricted stock under the current long-term incentive program for key employees. Accordingly, the Board of Directors has proposed amending the SIP, as follows:

•	First, in order to minimize shareholder dilution, a new provision would be added to provide that each share of Common Stock granted pursuant to an other stock-based award per Section 9 of the SIP and after the date of shareholder approval of the SIP, as amended and restated, would count against the total number of shares remaining available for award under the SIP as 2.6 shares of Common Stock (see example below); and

•	Second, in order to enable the Company to continue to implement its performance-based restricted stock program, the 6.75% or 654,750 cap on shares reserved and initially available for other stock-based awards would be eliminated.

Example:    If a participant is awarded 100 shares of performance-based restricted stock, the total pool of shares available for options, stock appreciation rights (SARs) and all other stock-based awards will be reduced by 260 shares.

The Board of Directors is not requesting an additional authorization of shares under the SIP and, thus, the total number of shares of Common Stock available for grant under the SIP will remain unchanged, as will other key provisions of the SIP. In fact, the Company believes that if this amendment is approved by shareholders, the Company will likely issue up to 1,000,000 fewer shares to employees under the SIP than are currently authorized, as each restricted share that is awarded reduces the remaining authorization by 2.6 shares.

The SIP permits options, SARs and other performance-based awards that may be granted after shareholder approval of the SIP to be considered “qualified performance-based compensation” as defined under regulations interpreting section 162(m) of the Tax Code. Section
162(m) of the Tax Code limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees” unless it is qualified performance-based compensation. Under current regulations interpreting section 162(m), the grant by a committee of “outside directors” of at-the-money options, SARs and other performance-based awards under a shareholder approved plan that expressly limits the amount of such grants that can be made to any individual employee over a specified period of time and, if applicable, sets forth the performance goals that the committee of outside directors may consider, is considered qualified performance-based compensation. Notwithstanding shareholder approval of the amended and restated SIP at the 2005 Annual Meeting, the Company reserves the right to pay its employees, including recipients of awards under the SIP, as amended and restated, amounts that may or may not be deductible under section
162(m) or other provisions of the Tax Code.

If the SIP, as amended and restated, is approved by shareholders at the 2005 Annual Meeting, it will be effective with respect to all awards granted thereafter. If the amended and restated SIP is not approved by shareholders, all awards granted under the SIP will be made in accordance with the terms of the original SIP approved by shareholders at the 2001 Annual Meeting.

In February 2005, the Compensation & Benefits Committee established a performance-based restricted stock opportunity for the Company’s senior leadership team and for the balance of participants in the long-term incentive program, subject to shareholder approval of the amended and restated SIP. All awards granted relative to that opportunity are fully contingent on 2005 performance against the same goals that drive payout of the annual cash bonus plan (i.e., core revenue growth, earnings per share or operating income growth, employee satisfaction and customer satisfaction goals). Restricted stock awards will be granted, if at all, based on results against the annual performance goals and will then vest over a three-year period. Set forth below is a table indicating the maximum dollar value of the restricted stock that could be granted by the Compensation & Benefits Committee if the annual performance goals were met for each of our five most highly compensated executive officers, all other executive officers as a group and all non-executive officer employees as a group. Non-employee directors of the Company are not eligible for awards under the amended and restated SIP. In accordance with the Company’s previously announced executive transition plan and as described in Mr. Loren’s amended employment agreement (see the “Employment Arrangements” section of this Proxy Statement), Mr. Loren will retire effective May 30, 2005 and, accordingly, will not be eligible for any additional equity awards in 2005. In addition, Mr. Alesio’s equity grant for 2005 reflects his appointment to chief executive officer effective January 1, 2005, as further described in his employment agreement (see the “Employment Arrangements” section of this Proxy Statement).

New Plan Benefits

2005 Long-Term Incentive Program
Name	Dollar Value of Maximum Performance-Based Restricted Stock Opportunity
Allan Z. Loren	$0
Steven W. Alesio	$2,000,000
Sara Mathew	$822,500
Cynthia B. Hamburger	$300,000
Michael Pepe	$550,000
All Other Executive Officers Group (12 persons)	$2,570,450
All Non-Executive Officer Employees Group (213 persons)	$8,430,600

The number of restricted shares actually granted for 2005 will depend upon the market value of the Company’s Common Stock on the date of grant. The grants of other types of awards (i.e., not other stock-based awards pursuant to Section 9 of the SIP) by the Compensation & Benefits Committee in accordance with the SIP are not subject to, nor dependent on, shareholder approval of the amended and restated SIP.

The following summary of the SIP is subject to the complete terms of the amended and restated plan, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. For your convenience, we have indicated the proposed changes to the SIP in Exhibit B.

1.    Eligible Participants.    Key employees (but not members of the Compensation & Benefits Committee or any person who serves only as a director) of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its affiliates are eligible to participate in the SIP. Currently, approximately 230 employees are eligible to participate in the SIP.

2.    Shares Subject to Plan; Maximum Award.    Under the 2001 shareholder authorization, the total number of shares of Common Stock that may be awarded under the SIP is 9,700,000. The total number of shares of Common Stock that may be awarded to any participant during a calendar year is 700,000. The issuance of shares or the payment of cash pursuant to an award shall reduce the total number of shares available under the SIP except that each share awarded in accordance with Section 9 of the amended and restated SIP (approved as of the 2005 Annual Meeting) will reduce the total number of shares available under the SIP by 2.6 shares. No awards may be granted after October 18, 2010.

3.    Administration.    The Committee selects participants and the number of options or other types of awards to be granted to each participant, and has the authority to administer and interpret the SIP. Members of the Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of section 162(m) of the Tax Code.

4.    Types of Awards.    Stock options, SARs, limited stock appreciation rights (LSARs) and other equity-based awards (including, but not limited to, restricted stock) may be awarded under the SIP.

5.    Stock Options.    Options granted under the plan may be non-qualified or incentive for federal income tax purposes and will be subject to the following terms and conditions:

A.    Option Price.    The option price or purchase price per share of Common Stock underlying an option will be determined by the Committee, but may not be less than 100% of the arithmetic mean of the high and low trading prices of a share of Common Stock on the date of grant.

B.    Exercisability.    An option will be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an option be exercisable more than ten years after the date of grant.

C.    Payment.    Payment in full for all shares purchased upon exercise of an option must be made at the time of exercise in cash, in shares of Common Stock held for at least six months, or partly in cash and partly in such shares. The Committee may permit a participant to elect to have a portion of the shares deliverable upon exercise of the option withheld to provide for payment of applicable federal, state or local withholding taxes. Otherwise, withholding taxes will be payable in cash or shares of Common Stock at the time of exercise.

D.    Termination of Employment by Death or Disability.    If a participant’s employment terminates by reason of death or disability after the first anniversary of the date of grant of an option, the option shall immediately vest in full, and thereafter may be exercised during the five years after the date of death or disability or the remaining stated term of the option, whichever period is shorter.

E.    Termination of Employment by Retirement.    If a participant’s employment terminates by reason of retirement after the first anniversary of the date of grant of an option, the option thereafter may be exercised during the five years after the date of retirement or the remaining stated term of the option, whichever period is shorter (the “Post-Retirement Exercise Period”), but only to the extent such option was exercisable at the time of retirement or becomes exercisable during such Post-Retirement Exercise Period; provided that if the participant dies during the fourth year after retirement, the Post-Retirement Exercise Period is extended through the first anniversary of the date of death unless the option expires earlier by its stated term.

F.    Other Termination of Employment.    If a participant’s employment terminates for any reason (other than death, disability or retirement after the first anniversary of the date of grant), each option then held by the participant may be exercised through the 30th day after the date of such termination, but only to the extent such option was exercisable at the time of termination. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of options held by a participant if such participant is terminated by the Company without “cause” (as defined by the Committee).

6.    Stock Appreciation Rights.    A SAR entitles a participant to a cash payment equal to the excess of the fair market value of a share of Common Stock on the date on which the SAR is exercised over the exercise price per share of Common Stock of the SAR. The exercise price will be determined by the Committee, but may not be less than 100% of the arithmetic mean of the high and low trading price of a share of Common Stock on the date of grant. SARs may be granted in tandem with stock options or independently.

7.    Other Stock-Based Awards.    The Committee may grant awards of shares of unrestricted or restricted Common Stock and awards that are valued in whole or in part by reference to the fair market value of such shares. The terms and conditions of these other equity-based awards may be set by the Committee, and such awards may be granted in a manner intended to result in a deduction by the Company under section
162(m) of

the Tax Code (“Performance-Based Awards”). Any such Performance-Based Awards will be subject to the following additional terms and conditions:

A.    Maximum Individual Award.    The maximum dollar amount of a Performance-Based Award to any participant for any fiscal year of the Company shall be $5,000,000.

B.    Performance Goals.    A participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee: (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days that is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. These criteria may relate to the Company or one or more of its subsidiaries, divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes.

C.    Payment.    The Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the award. At the discretion of the Committee, the amount of the Performance-Based Award actually paid may be less than the amount determined by the applicable performance goal formula. The amount payable in respect of an award shall be paid at such time as determined by the Committee in its sole discretion after the end of such performance period.

8.    Transferability.    Awards under the SIP are not transferable otherwise than by will or by the laws of descent or distribution, except that the Committee may, in its discretion, authorize stock options to be on terms that permit irrevocable transfer for no consideration by the participant to: (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant (“Immediate Family Members”); (ii) any trust for the exclusive benefit of the participant and/or any Immediate Family Member; (iii) any entity owned solely by such persons; or (iv) any other entity or person in respect of which such transfer would conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. In addition, the Committee in its sole discretion may waive the non-transferability provisions of the SIP to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

9.    Changes in Capital and Other Events.    In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to shareholders other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion, deems equitable. In the event of a “Change in Control” (as defined in the SIP), awards granted under the plan shall accelerate as follows: (i) each stock option and SAR shall become immediately vested and exercisable, subject to the right of the Committee to make adjustments in certain circumstances; (ii) restrictions on restricted shares shall lapse; and (iii) performance-based awards shall become payable as if targets for the current period were satisfied at 100%.

10.    Amendments.    The SIP may be amended by the Board of Directors or the Committee, except that, without the approval of the shareholders, the Board may not, except upon a change in capital or other event described in paragraph 9 above: (i) increase the total number of shares reserved or change the maximum number of shares that may be granted to any participant; or (ii) approve actions that result in any option being repriced either by lowering the option price of any outstanding option or granting a replacement option with a lower option price. With respect to participants who reside outside of the U.S. and who are not expected to be “Covered Employees” (as defined in section 162(m) of the Tax Code), the Committee may, in its sole discretion, amend the terms of the plan or awards granted thereunder in order to conform such terms with the requirements of local law.

11.    Consideration.    Consideration for the issuance of shares under the plan upon exercise of a stock option will consist of the payment of the option price.

12.    Effectiveness.    If the SIP, as amended and restated, is approved by shareholders at the 2005 Annual Meeting, it will be effective with respect to all awards granted thereafter. If the amended and restated SIP is not so approved by shareholders, all awards granted under the plan will be made in compliance with the original SIP approved by shareholders at the 2001 Annual Meeting.

13.    Federal Income Tax Consequences.    The following is a brief discussion of certain federal income tax consequences relevant to participants and to the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the SIP.

A.    Non-Qualified Stock Options.    A participant who is granted a non-qualified option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the difference between the fair market value of the Common Stock on the date of exercise and the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income recognized by the participant. The participant will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date, and the participant’s holding period of the shares received will commence on the day following the date of exercise. Upon a subsequent sale of such stock, the participant will recognize a short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

B.    Incentive Stock Options.    A participant who is granted an incentive stock option satisfying the requirements of the Tax Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the stock on the date of exercise over the option price is, however, included in determining the participant’s alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option less than one year after exercise or two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize a long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the incentive stock option without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of: (i) the fair market value of the shares at the date of exercise of the option over the option price; or (ii) the amount realized upon the disposition of such shares over the option price. Any further appreciation, if any, is taxed as a short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the participant.

C.    Stock Appreciation Rights.    Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash received. The Company will be entitled to a deduction for income tax purposes in the amount of such taxable income recognized by the participant.

D.    Other Stock-Based Awards.    A participant who is granted a stock-based award other than an option or a SAR will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other stock-based award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse, unless the participant makes an election pursuant to section 83(b) of the Tax Code. The Company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the participant.

14.    Other Information.    The proposal does not relate to ratification or approval of any prior awards. As of March 14, 2005, the number of shares that have been awarded under the plan is as follows:

Total Number of Shares Awarded Less Forfeitures	6,381,773
Total Number of Other Stock-Based Awards Granted Less Forfeitures	519,514
Total Number of Shares Remaining from 2001 Authorization	2,798,713
Total Number of Other Stock-Based Awards Available for Grant	135,236

The closing market price of Dun & Bradstreet Common Stock on March 14, 2005 was $62.69.

Required vote. Approval of the amended and restated SIP requires the favorable vote of a majority of the votes cast on this matter, provided that the total votes cast on this matter represent a majority of the shares outstanding on March 14, 2005 and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED KEY EMPLOYEES’ STOCK INCENTIVE PLAN.

PROPOSAL NO. 4

AMENDMENT TO THE NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN

The Board of Directors is seeking shareholder approval for amendments to the 2000 Dun & Bradstreet Corporation Non-Employee Directors’ Stock Incentive Plan (DSIP). This plan, which provides for grants of stock options and “other stock-based awards” to non-employee directors of the Company, is an integral part of the Company’s compensation program for non-employee directors. This program is more fully described in the “Compensation of Directors” section of this Proxy Statement.

The Board believes that approval of the amended DSIP has a number of important benefits to shareholders, including:

•	Aligns the Interests of Directors with Shareholders: By amending the DSIP, the Board can continue to award restricted stock units to non-employee directors, and directors will continue to have the opportunity to convert the cash portion of their retainers into restricted stock units. This will enable the Board to implement its compensation principle of further aligning the interests of non-employee directors with those of shareholders through equity-based compensation that balances stock options with restricted stock units; and

•	Reduces Shareholder Dilution: The amended DSIP will result in fewer shares ultimately being issued under the plan than currently authorized by shareholders, thereby reducing the dilutive impact of the DSIP.

The purpose of the proposed amendment to the DSIP is to allow for the continued granting of other stock-based awards. For purposes of the DSIP, “other stock-based awards” are awards such as restricted stock units that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of shares of Common Stock. As noted above and further described below, the ability to issue these types of awards is fundamental to aligning the interests of non-employee directors with those of shareholders through equity-based compensation that balances stock options with restricted stock units.

When the DSIP was approved by shareholders in 2001, the total number of shares of Common Stock issuable under the plan was 300,000, with an amount not in excess of 15% of that total, or 45,000 shares of Common Stock reserved and available for other stock-based awards pursuant to Section 7 of the DSIP. As of

March 14, 2005, the Company had 85,477 total shares of Common Stock remaining in the DSIP out of the 2001 authorization of 300,000; as of the same date, the Company had no shares remaining out of the 45,000 reserved and available for grants of other stock-based awards.

The lack of shares remaining for other stock-based awards in the DSIP would preclude the Board of Directors from implementing the equity-based component of the non-employee directors’ compensation program. In December 2004, the Board of Directors approved a resolution revising the equity-based component of the non-employee directors’ compensation program effective 2005. Prior to 2005, the equity-based component of the non-employee directors’ compensation program consisted of an annual grant of stock options valued at $80,000 (two-thirds of the total value of $120,000) and an annual grant of restricted stock units valued at $40,000 (one-third of the total value of $120,000). Starting in 2005, the mix of the equity-based component was modified in that the stock option portion was reduced to $60,000 (one-half of the total value) and the restricted stock unit portion was increased to $60,000 (also, one-half of the total value). In addition, the cash component of the non-employee directors’ compensation program (including a $50,000 annual cash retainer and, where applicable, a $15,000 annual chairperson fee) may be converted, by election, to additional restricted stock units at a 10% premium. This opportunity to convert cash retainers into additional restricted stock units is designed to further align the interests of non-employee directors with those of shareholders.

The Board of Directors believes that an emphasis on equity-based compensation that balances stock options with full-value shares such as restricted stock units is in keeping with trends in non-employee director compensation and good governance practices and appropriately aligns the interests of non-employee directors with those of shareholders. To underscore the importance of alignment between shareholder interests and non-employee director compensation, non-employee directors are required to hold 50% of all equity awarded to them under the DSIP during their term of service.

The Board of Directors has proposed amending the DSIP, as follows:

•	First, in order to minimize shareholder dilution, a new provision would be added to provide that each share of Common Stock granted pursuant to an other stock-based award to non-employee directors pursuant to Section 7 of the DSIP would count against the total number of shares remaining available for award under the DSIP as 2.6 shares of Common Stock (see example below); and

•	Second, the 15% or 45,000 cap on shares reserved and available for other stock-based awards would be eliminated to enable the Board to continue to further align the interests of non-employee directors with those of shareholders via an equity-based program that is balanced between stock options and restricted stock units and that affords non-employee directors the opportunity to convert the cash portion of their retainers into additional restricted stock units.

Example:    If a non-employee director is awarded 100 restricted stock units (with each unit representing the right to receive one share of Common Stock), the pool of shares available for options, SARs and all other types of awards will be reduced by 260 shares.

Please note that the Board of Directors is not requesting an additional authorization of shares under the DSIP and, thus, the total number of shares of Common Stock issuable under the DSIP will remain unchanged, as will other key provisions of the DSIP. In fact, the Company believes that if this amendment is approved by shareholders, the Company will likely issue up to approximately 60,000 fewer shares to non-employee directors under the DSIP than are currently authorized, as each restricted stock unit that is awarded reduces the remaining authorization by 2.6 shares.

If the amended DSIP is approved by shareholders at the 2005 Annual Meeting, it will be effective with respect to all awards granted thereafter. If the amended DSIP is not approved by shareholders, all awards granted under the DSIP will be made in accordance with the terms of the original DSIP approved by shareholders at the 2001 Annual Meeting.

On March 1, 2005, the non-employee directors were granted restricted stock units in respect of 7,402 shares of Common Stock, representing one-half of their 2005 annual director retainer payment in the form of restricted stock units; the grant of the second half of the restricted stock units is scheduled to occur on July 1, 2005. The restricted stock units (the value of which was approved by the Board of Directors in 2004 as part of the 2005 non-employee directors’ compensation program) are conditioned on shareholder approval of the proposed amendment to the DSIP at the 2005 Annual Meeting and will be null and void if the amendment to the DSIP is not so approved. No executive officers or other employees of the Company are eligible to participate in the DSIP.

The following summary of the DSIP is subject to the complete terms of the amended plan, a copy of which is attached hereto as Exhibit C and incorporated herein by reference. For your convenience, we have indicated the proposed changes to the DSIP in Exhibit C.

1.    Eligible Participants.    Any director of the Company who is not an employee of the Company or any subsidiary of the Company as of the date that an award is granted is eligible to participate in the DSIP. There are currently nine non-employee directors eligible to participate in the DSIP.

2.    Shares Subject to Plan.    The total number of shares that may be issued under the DSIP is 300,000; this represents the original authorization as approved by shareholders in 2001. The issuance of awards shall reduce the total number of shares available under the DSIP except that each share awarded pursuant to Section 7 of the amended DSIP (approved as of the 2005 Annual Meeting) will reduce the total number of shares available under the DSIP by 2.6 shares.

3.    Administration.    The DSIP shall be administered by the Board of Directors, which may delegate its duties and powers in whole or in part to any subcommittee. The Board of Directors has the authority to interpret the DSIP, establish, amend and rescind any rules and regulations relating to the plan, and make any other determinations that it deems necessary or desirable for the administration of the plan.

4.    Types of Awards.    Stock options or other stock-based awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares may be awarded under the DSIP.

5.    Stock Options.    Options granted under the plan will be non-qualified stock options for federal income tax purposes and will be subject to the following terms and conditions:

A.    Option Price.    The option price will be determined by the Board of Directors, but will not be less than 100% of the arithmetic mean of the high and low trading prices of the Common Stock on the date the option is granted.

B.    Exercisability.    Options will be exercisable at such time and upon such terms and conditions as may be determined by the Board of Directors, but in no event shall an option be exercisable more than ten years after the date it is granted.

C.    Payment.    The purchase price for the shares as to which an option is exercised shall be paid to the Company in full at the time of exercise in cash, in shares having a fair market value equal to the aggregate option price for the shares being purchased, or partly in cash and partly in shares.

D.    Termination of Service by Death.    If a participant’s service with the Company terminates by reason of death after the first anniversary date on which options are granted, the options shall immediately vest in full and thereafter be exercised during the shorter of the remaining term of the options or five years after the date of death.

E.    Termination of Service by Disability or Retirement.    If a participant’s service with the Company terminates by reason of disability or retirement after the first anniversary date on which options are granted, the options thereafter may be exercised during the shorter of the remaining term of the options or five years after the date of such termination of service. However, if a participant dies within a period of five years after termination of service, the unexercised portion of the options shall immediately vest in full and may thereafter be exercised, during the shorter of the remaining term of the options or the period that is the longer of five years after the date of such termination of service or one year after the date of death.

F.    Other Termination of Service.    If a participant’s service with the Company terminates by reason of disability or retirement prior to the first anniversary date on which options are granted, then a pro rata portion of options shall immediately vest in full and may be exercised thereafter, during the shorter of the remaining term of the options or five years after the date of such termination of service. If a participant’s service with the Company terminates for any reason other than death, disability or retirement, the unexercised vested portion of options shall terminate 30 days following such termination of service.

6.    Other Stock-Based Awards.    Other stock-based awards may be granted alone or in addition to any other awards granted under the DSIP. Subject to the provisions of the plan, the Board of Directors shall determine to whom and when stock awards will be made; the number of shares subject to such award; whether such awards shall be settled in cash, shares or a combination of cash and shares; and all other terms and conditions of such awards.

7.    Transferability.    Options shall not be transferable by the participant otherwise than by will or by the laws of descent and distribution and, during the lifetime of the participant, an option shall be exercisable only by the participant. The Board of Directors may, in its discretion, authorize all or a portion of the options previously granted or to be granted to a participant to be on terms that permit irrevocable transfer for no consideration by such participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the participant, trusts for the exclusive benefit of such person or persons, and any other entity owned solely by these persons. The Board of Directors may, in its discretion, amend the definition of eligible transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect.

8.    Changes in Capital and Other Events.    In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends or any transaction similar to the foregoing, the Board of Directors in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable. In the event of a “Change in Control” as defined in the DSIP, all restrictions on shares of restricted stock shall lapse, all options shall vest and become exercisable, and the Board of Directors may make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

9.    Amendments.    The Board of Directors may amend, alter or discontinue the DSIP, but no amendment, alteration or discontinuation shall be made that, without the approval of the stockholders of the Company, would increase the total number of shares reserved for the purposes of the plan or result in any option being repriced either by lowering the option price of any outstanding option or by canceling an outstanding option and granting a replacement option with a lower option price.

10.    Consideration.    Consideration for the issuance of shares under the plan upon exercise of a stock option will consist of the payment of the option price.

11.    Federal Income Tax Consequences.    The following is a brief discussion of certain federal income tax consequences relevant to participants and to the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the DSIP.

A.    Non-Qualified Stock Options.    A participant who is granted a non-qualified option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the difference between the fair market value of the Common Stock on the date of exercise and the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income recognized by the participant. The participant will have a basis in the shares received as a result of the exercise, for purposes of computing a capital gain or loss, equal to the fair market value of those shares on the exercise date, and the participant’s holding period for the shares received will commence on the day following the date of exercise. Upon a subsequent sale of such stock, the participant will recognize a short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

B.    Other Stock-Based Awards.    A participant who is granted a stock-based award will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other stock-based award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse, unless the participant makes an election pursuant to section 83(b) of the Tax Code. The Company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the participant.

12.    Effectiveness.    If the amended DSIP is approved by shareholders at the 2005 Annual Meeting, it will be effective with respect to all awards granted thereafter. If the amended DSIP is not so approved by shareholders, all awards granted under the plan will be made in compliance with the original 2001 DSIP approved by shareholders at the 2001 Annual Meeting.

Required vote.    Approval of the amended DSIP requires the favorable vote of a majority of the votes cast on this matter, provided that the total votes cast on this matter represent a majority of the shares outstanding on March 14, 2005 and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN.

The following table summarizes our equity compensation plan information as of December 31, 2004.

Equity Compensation Plan Information

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders(1)	8,352,348(2)	$28.03	4,647,158(3)

(1)	This table includes information for two equity compensation plans adopted in connection with our separation from Moody’s. As of December 31, 2004, a total of 2,466,154 shares of D&B Common Stock were issuable upon exercise of outstanding options and other rights under those two plans. The weighted average exercise price of those outstanding options and other rights is $14.62 per share. No additional options or other rights may be granted under those two plans.
(2)	Includes options for 8,300,473 shares of D&B Common Stock, restricted stock units for 45,129 shares of D&B Common Stock and deferred performance shares for 6,746 shares of D&B Common Stock. This amount does not include outstanding shares of restricted Common Stock of 122,150.
(3)	Includes shares available for future purchases under our 2000 ESPP. As of December 31, 2004, an aggregate of 1,000,275 shares of D&B Common Stock were available for purchase under the ESPP.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

The following table shows the number of shares of the Company’s Common Stock beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table located under the “Compensation of Executive Officers and Directors” section of this Proxy Statement (the “named executive officers”), and all present directors and executive officers of D&B as a group, on March 14, 2005. The table also shows the names, addresses and share ownership of the only persons known to D&B to be the beneficial owners (the “Owners”) of more than 5% of the Company’s outstanding Common Stock. This information is based upon information furnished by each such person (or, in the case of the Owners, based upon public filings by such Owners with the SEC). Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of D&B Common Stock outstanding on March 14, 2005, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Company’s Common Stock. Stock Units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

Name	Aggregate Number of Shares Beneficially Owned(a)(b)		D&B Stock Units(c)	Percent of Shares Outstanding
John W. Alden	13,508		4,606	*
Christopher J. Coughlin	0		1,023	*
James N. Fernandez	2,000	(d)	1,023	*
Ronald L. Kuehn, Jr.	32,994		14,645	*
Victor A. Pelson	30,936	(e)	9,888	*
Sandra E. Peterson	13,459		4,777	*
Michael R. Quinlan	32,985		13,503	*
Naomi O. Seligman	25,641		4,458	*
Michael J. Winkler(f)	0		0	*
Steven W. Alesio	364,799		0	*
Cynthia B. Hamburger	103,752		1,255	*
Allan Z. Loren	1,493,759		0	2.18%
Sara Mathew	100,935		0	*
Michael Pepe	17,495		0	*
All directors and executive officers as a group (26 persons)	2,556,764		55,179	3.81%
Davis Selected Advisers L.P. 2949 East Elvira Road, Suite 101 Tuscon, Arizona 85706	10,247,816	(g)	0	14.93%
Harris Associates L.P. and its general partner, Harris Associates Inc. Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790	5,296,889	(h)	0	7.72%
Harris Associates Investment Trust, 36-4032559 series designated The Oakmark Select Fund Two North LaSalle Street, Suite 500 Chicago, Illinois 60602-3790	3,934,900	(i)	0	5.73%

*	Represents less than 1% of the Company’s outstanding Common Stock.

(a)	Includes shares of restricted Common Stock as follows: Mr. Alesio, 41,392; Ms. Hamburger, 16,608; Mr. Loren, 87,726; Ms. Mathew, 28,686; Mr. Pepe, 9,995; and all directors and executive officers as a group, 243,973.
(b)	Includes the maximum number of shares of Common Stock that may be acquired within 60 days of March 14, 2005, upon the exercise of vested stock options as follows: Mr. Alden 13,508; Mr. Alesio, 263,620; Ms. Hamburger, 84,729; Mr. Kuehn, 32,267; Mr. Loren, 1,250,000; Ms. Mathew, 71,908; Mr. Pelson, 27,587; Mr. Pepe, 7,500; Ms. Peterson, 13,459; Mr. Quinlan, 32,267; Ms. Seligman, 25,087; and all directors and executive officers as a group, 2,070,084.
(c)	Includes stock units granted to non-employee directors on March 1, 2005 that are subject to shareholder approval, as described in Proposal No. 4 “Amendment to the Non-Employee Directors’ Stock Incentive Plan” section of this Proxy Statement, as follows: Mr. Alden, 931; Mr. Coughlin, 931; Mr. Fernandez, 931; Mr. Kuehn, 1,064; Mr. Pelson, 1,064; Ms. Peterson, 931; Mr. Quinlan, 1,064; Ms. Seligman, 486; and all directors as a group, 7,402.
(d)	Includes 2,000 shares as to which Mr. Fernandez has shared voting and shared dispositive power.
(e)	Includes 3,000 shares as to which Mr. Pelson has shared voting and shared dispositive power.
(f)	Mr. Winkler joined the D&B Board of Directors effective March 17, 2005.
(g)	Davis Selected Advisers L.P. (“Davis”) filed an amended Schedule 13G with the SEC on March 2, 2005. This Schedule 13G reported that Davis, a registered investment adviser, had sole voting and dispositive power over 10,247,816 shares.
(h)	Harris Associates L.P. (“Harris”) and its general partner, Harris Associates Inc. (“Harris Associates”), jointly filed a Schedule 13G with the SEC on February 11, 2005. This Schedule 13G shows that Harris, a registered investment adviser, and Harris Associates, a Delaware corporation, had shared voting power over 5,296,889 shares, sole dispositive power over 1,361,989 shares and shared dispositive power over 3,934,900 shares. Harris serves as investment adviser to the Harris Associates Investment Trust (the “Trust”). The Trust owns 3,934,900 shares (see footnote (i) below), which are included as shares over which Harris has shared voting and dispositive power.
(i)	Harris Associates Investment Trust, 36-4032559 series designated The Oakmark Select Fund (the “Fund”), filed a Schedule 13G with the SEC on February 11, 2005. This Schedule 13G shows that the Fund, an investment company, had shared voting and dispositive power over 3,934,900 shares.

FINANCIAL PERFORMANCE COMPARISON GRAPH*
SINCE OCTOBER 3, 2000

In accordance with SEC rules, the graph below compares the Company’s cumulative total shareholder return against the cumulative total return of the Standard & Poor’s MidCap 400 Index and a published industry index starting on October 3, 2000, the date on which the Company’s Common Stock commenced regular-way trading on the New York Stock Exchange after the September 30, 2000 Spin-Off from Moody’s (as described in the “General Information” section of this Proxy Statement). As an industry index, the Company chose the S&P MidCap Diversified Commercial Services-Specialized Index, a subset of the S&P 400 MidCap Index that includes companies that provide business-to-business services.

*	Assumes $100 invested on October 3, 2000, and reinvestment of dividends.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation & Benefits Committee

Overview of Executive Compensation Philosophy and Program

The Compensation & Benefits Committee has responsibility for establishing the compensation of the Company’s executive officers, including Allan Z. Loren, its chairman and chief executive officer (“Chairman & CEO”). The Committee operates pursuant to a written charter and consists solely of independent directors of the Company, in accordance with NYSE listing standards and other applicable regulations. In keeping with its charter1, the Committee met six times during 2004 to establish, review and administer the Company’s executive compensation policies and programs to ensure that they continue to support the Company’s Blueprint for Growth strategy2 and achievement of the Company’s strategic priorities.

The Company’s 2004 executive compensation program was designed to:

•	Attract, motivate and retain top leadership by providing a total compensation opportunity that is competitive with the Company’s market for executive talent;

•	Ensure both a strong relationship between pay and Company performance and alignment of executive and shareholder interests; and

•	Reinforce behaviors that are consistent with the Company’s strategy to build a “Winning Culture”[3] in order to drive superior execution of its business plan.

To meet these objectives, the 2004 compensation program for executive officers consisted of the following four components:

•	Base salary;

•	Annual cash bonus plan;

•	Company Scorecard; and

•	Long-term incentives.

Base Salary.    In setting the base salaries of executive officers, a variety of factors were considered, including: individual performance, competencies, skills and prior experience; scope of responsibility and accountability within the organization; and pay levels in the compensation comparison group. The compensation comparison group is a peer group of companies in financial services and business information and technology services selected by an independent third-party consulting organization retained by the Committee. Companies were selected for the compensation comparison group on the basis that they are broadly within the revenue size range of the Company; have executive positions comparable to those of the Company requiring a similar set of management skills and experience; and are representative of organizations that compete with the Company for business or executive talent.

Annual Cash Bonus Plan.    Through the annual cash bonus plan, a significant portion (i.e., over 50%) of 2004 total cash compensation was “at risk” since payment was based on performance against

1.	A copy of the Compensation & Benefits Committee Charter is available on the Company’s Web site (www.dnb.com) or by contacting the Corporate Secretary of the Company.
2.	For a discussion of the Company’s Blueprint for Growth strategy, refer to “Item 1. Business — Our Aspiration and Our Strategy” in the Company’s Form 10-K for the year ended December 31, 2004.
3.	For more information about “Winning Culture,” refer to “Item 1. Business — Our Aspiration and Our Strategy — Build a Winning Culture” in the Company’s Form 10-K for the year ended December 31, 2004.

predetermined annual measures. The performance measures for 2004 were set early in the year by the Committee after a detailed review by the Board of Directors of the Company’s 2004 business plan.

The Company’s executive officers were designated by the Committee as participants in the D&B Covered Employee Cash Incentive Plan (CIP) as approved by shareholders in 2001. Under the CIP, the Committee established on March 2, 2004 a maximum annual cash bonus opportunity of eight-tenths of one percent of D&B’s 2004 earnings before taxes1 for the Chairman & CEO and five-tenths of one percent of D&B’s 2004 earnings before taxes for each of the other designated executive officers of the Company. Actual annual cash bonus payouts to the Chairman & CEO and other designated executive officers of the Company may be less than these maximums.

In 2004, D&B’s earnings before taxes were $340.8 million. Therefore, the maximum annual cash bonus opportunity for the Chairman & CEO was $2,726,400; for other executive officers of the Company, the maximum was $1,704,000 per participant.

In determining whether to award the maximum annual cash bonus generated by the pre-tax earnings formula, the Committee also considered performance against four measures or goals weighted as follows: 50% to Company-wide core revenue growth; 30% to growth in earnings per share (“EPS”); 10% to employee satisfaction (an index measured by the Company’s Winning Culture Survey, which gauges employee perspectives in a number of important dimensions such as leadership, strategy and work environment); and 10% to customer satisfaction (as measured by the Company’s Customer Satisfaction Survey).

A target level of performance was established for each performance goal, which results in a full bonus payout being earned if the target for the measure was achieved. Achievement below the target results in a smaller or no bonus payout for that measure and achievement above the target yields a larger bonus payout.

Under the Company’s annual cash bonus plan, payouts to individual executive officers (other than the Chairman & CEO) and other bonus plan participants were subject to a discretionary adjustment of +/-20%. In addition, in recognition of the size and scope of the leadership effort to identify, test, and implement controls to comply fully with the requirements of Sarbanes-Oxley Section 404, the Committee applied discretionary adjustments of up to +30% to selected executive officers and bonus plan participants. The Committee approves all discretionary adjustments with input from the Chairman & CEO. Such adjustments are limited and are based on exceptional cases where an individual’s performance positively or negatively impacts Company performance. In no instance will such adjustments exceed the maximum annual cash bonus opportunity generated by the pre-tax earnings formula.

In 2004, Company results against the four performance measures or goals that the Committee used to evaluate the level of the individual executive officer’s annual bonus payout were as follows:

•	Goal weight of 50%: core revenue growth of 8%[2], which was at the upper range of the Company’s external guidance of 6% to 8%, revised upwards from 3% to 5% at the beginning of the year;

1.	Refer to Income before Provision for Income Taxes in “Item 8. Consolidated Statements of Operations” in the Company’s Form 10-K for the year ended December 31, 2004.
2.	The Company achieved 2004 total revenue growth of 2% determined in accordance with generally accepted accounting principles (“GAAP”), down 1% before foreign exchange due to the impact of divested international businesses. See Schedule I to this Proxy Statement for a quantitative reconciliation of total revenue in accordance with GAAP to core revenue for the 2004 and 2003 fiscal years, as well as the effects of foreign exchange on the 2004 core revenue growth rate. See “Item 1. Business — How We Evaluate Our Performance” in the Company’s Form 10-K for the year ended December 31, 2004 for a discussion of why the Company uses core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

•	Goal weight of 30%: EPS growth (before non-core gains and charges) of 17%[1] or $2.98, which was in the middle of the range of external guidance of 16% to 18% or $2.94 to $2.99;

•	Goal weight of 10%: Employee Satisfaction Index as measured by the Winning Culture Survey (which is tabulated by an independent third-party consulting organization) remained unchanged year-over-year, which was four percentage points below the improvement target; Company-wide employee participation in the survey was at 99%—the highest level since the Winning Culture Survey was implemented; and

•	Goal weight of 10%: customer satisfaction as measured by the Company’s Customer Satisfaction Survey decreased over the prior year’s score and was below the improvement target set by the Committee.

Company Scorecard.    The Company Scorecard is an important part of the Company’s annual bonus plan; it ensures that the sum of total awards to all annual cash bonus plan participants (including executive officers and non-executive officers in the plan) is in line with overall Company results.

The Company Scorecard is based on three performance criteria: first, the Company-wide 2004 core revenue growth goal; second, 2004 growth in EPS; and third, a principles-based assessment by the Committee of the Company’s overall performance. That assessment included the Company’s performance against external guidance to shareholders and leadership as evidenced by the Company’s execution of its Blueprint for Growth strategy. Upon review of performance against these criteria, the Committee may increase or decrease the size of the total bonus pool to ensure alignment with overall Company results. However, in no instance will the Company Scorecard increase the maximum annual cash bonus for the Chairman & CEO and other designated executive officers of the Company, as determined by the pre-tax earnings formula noted above.

The Committee’s consideration of Company-wide core revenue growth and EPS growth before non-core gains and charges has already been noted above. In addition to these measures, the Committee also considered the following factors to be important in its overall assessment of Company performance:

•	Free cash flow of $238.8 million in 2004, which met the Company’s external guidance of $230 million to $245 million;

•	Delivery of 82% of Company-wide revenue over the Web in 2004, which represents six percentage points of improvement over year-end 2003;

•	Achievement of six consecutive quarters of organic revenue growth[2] (i.e., core revenue growth excluding revenue growth from acquisitions);

•	Implementation of full compliance with Sarbanes-Oxley Section 404 regulatory requirements which were completed and certified, while delivering on the Company’s 2004 external guidance, financial flexibility and reengineering goals, and effecting a successful executive transition;

•	Enhancement of the current business through completion of the Company’s European strategy, including the formation of strategic partnerships in Central Europe, France and Iberia, to improve both the Company’s global data quality and operating margins; and

1.	The Company achieved 2004 reported EPS growth of 26% on a GAAP basis. See Schedule II to this Proxy Statement for a quantitative reconciliation of reported EPS in accordance with GAAP to EPS before non-core gains and charges for the 2004 and 2003 fiscal years. See “Item 1. Business — How We Evaluate Our Performance” in the Company’s Form 10-K for the year ended December 31, 2004 for a discussion of why the Company uses EPS before non-core gains and charges and why management believes this measure provides useful information to investors.
2.	See “Item 1. Business — How We Evaluate Our Performance” in the Company’s Form 10-K for the year ended December 31, 2004 for a discussion of the Company’s organic revenue growth.

•	Continued leveraging of the Company’s financially flexible business model to fund investments for growth and to create shareholder value through its process of continuous reengineering, which on an annualized basis produced approximately $96 million of funds, of which approximately $61 million was generated in 2004[1].

Based on the Committee’s review and consideration of all of these results, the total annual cash bonus pool for 2004 was set at 127.5% of total target annual bonus opportunities. The sum total of individual bonus recommendations was within the bonus pool set by the Committee and resulted in the specific 2004 compensation awards for executive officers as discussed above and as shown in the “Summary Compensation Table for the Last Three Fiscal Years (2002-2004)” that follows this report.

Long-Term Incentives.    Through the 2004 long-term incentive program, over 50% of the total compensation opportunity provided to executive officers was equity-based (i.e., stock options and performance-based restricted stock). This emphasis on equity compensation reflects the Committee’s view that there should be a close alignment between executive officer rewards and shareholder value creation.

During 2003, the Company conducted a review of its compensation programs to ensure that these programs were effectively aligned with the Company’s Blueprint for Growth strategy. As a result of that review, in 2004, the Company modified its long-term incentive program to:

•	Enhance the plan’s performance basis;

•	Motivate and reward superior performance;

•	Ensure the Company remains competitive in attracting and retaining key executive talent;

•	Align more closely with shareholder interests and value creation over the longer term; and

•	Reduce the dilutive effect of equity-based programs on shareholders.

Starting in 2004, stock option grants were limited to the senior leadership team of the Company, approximately 60 executives worldwide versus approximately 270 participants in 2003. Also, half of the equity value granted to the Company’s senior leadership team was in the form of a performance-based restricted stock opportunity. This represented a change in practice from 2003, where the value of the equity grant to the Company’s senior leadership team was entirely or predominately stock options. For the balance of participants in the Company’s long-term incentive program below the senior leadership team level, 100% of the equity value is a performance-based restricted stock opportunity.

For the Chairman & CEO and executive officers of the Company, the total value of their equity-based compensation was comprised of a grant of stock options (50% of the total value) and a maximum dollar opportunity to be awarded as a grant of restricted stock (the remaining 50% of the total value). The stock option grant was made effective February 9, 2004 and vests according to the terms and conditions as noted in the “Option/SAR Grants in the Last Fiscal Year (2004)” table that follows this report.

With respect to the performance-based restricted stock component, in 2004 each executive officer was provided with a maximum dollar opportunity to receive an award of restricted stock effective in 2005. That award was fully contingent on 2004 performance against the same measures or goals that were used by the Committee in determining payout under the annual cash bonus plan (i.e., core revenue growth, EPS growth, employee satisfaction and customer satisfaction). The restricted stock award, earned in 2004, was granted after the conclusion of the fiscal year based on performance and vests according to the terms and conditions as noted in the “Summary Compensation Table for the Last Three Fiscal Years (2002-2004)” that follows this report.

Compensation of the Chairman and Chief Executive Officer

Total Cash Compensation.    Allan Z. Loren, the Company’s Chairman & CEO in 2004, received an annual salary of $700,000. Mr. Loren’s salary has remained unchanged since his hire in May 2000. Mr. Loren had a 2004 target annual cash bonus plan opportunity of 150% of base salary, or $1,050,000; in 2003,

1.	Before any restructuring charges and transition costs and before any reallocation of spending.

Mr. Loren’s target annual cash bonus plan opportunity was 130% of base salary or $910,000. Mr. Loren’s 2004 target total cash compensation opportunity (i.e., salary plus target annual cash bonus opportunity) was $1,750,000; in 2003, Mr. Loren’s target total cash compensation opportunity was $1,610,000. In the Committee’s view, increasing the “at risk” portion of Mr. Loren’s target total cash compensation opportunity, while holding the salary component constant, was in keeping with the Company’s executive compensation program design principles and pay-for-performance philosophy.

Under the Company’s CIP, as described above, Mr. Loren’s annual cash bonus opportunity was subject to the maximum annual cash bonus opportunity of eight-tenths of one percent of D&B 2004 earnings before taxes.

Mr. Loren’s target annual bonus opportunity was apportioned among the same measures as other executive officers of the Company, namely 50% to core revenue growth, 30% to EPS growth, 10% to improvements in the Employee Satisfaction Index as measured by the Company’s Winning Culture Survey, and 10% to the results of the Company’s Customer Satisfaction Survey. The Committee based Mr. Loren’s annual cash bonus award on performance against these criteria, an overall assessment of Company performance as noted above, and the results of the Committee’s formal performance evaluation of the Chairman & CEO. In its formal performance evaluation, the Committee noted that through Mr. Loren’s leadership, the Company had consistently leveraged its Blueprint for Growth strategy to deliver on the Company’s commitment to increase shareholder value and transform D&B into a growth company. Accordingly, the Committee awarded Mr. Loren an annual cash bonus of $2,000,000, representing 190.5% of his target annual bonus opportunity. This amount was $726,400 below the maximum annual cash bonus opportunity of $2,726,400 as established by the pre-tax earnings formula.

Long-Term Compensation.    Approximately 76% of Mr. Loren’s 2004 target total compensation (i.e., base salary plus annual cash bonus opportunity plus the value of long-term grants) consisted of equity-based awards.

A grant to Mr. Loren of 161,230 stock options was approved by the Committee effective February 9, 2004, after consideration of performance and pay positioning versus the Company’s compensation comparison group.

With respect to the performance-based restricted stock component of Mr. Loren’s 2004 long-term compensation, an award of 48,236 shares of restricted stock was approved by the Committee effective February 25, 2005. That award represented 100% of Mr. Loren’s 2004 maximum restricted stock award opportunity of $2,750,000 and was based on the Committee’s assessment of 2004 performance against the same measures or goals in Mr. Loren’s annual cash bonus plan (i.e., core revenue growth, EPS growth, employee satisfaction and customer satisfaction).

Executive Stock Ownership Guidelines

The Company has in effect stock ownership guidelines whereby executive officers and other members of senior management are expected to acquire over time a minimum amount of Common Stock. These amounts are 100,000 shares for the Chairman & CEO, 30,000 shares for members of the Company’s Global Leadership Team or GLT (i.e., about 15 senior executive officers) and 5,000 shares for other members of senior management in the Company’s long-term incentive program. The establishment of these guidelines is another component of the Company’s efforts to align the interests of executive officers and shareholders.

Tax Deductibility

Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the Company’s Chairman & CEO and the Company’s four other highest paid executive officers unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and its executive officers in its review and establishment of compensation programs and payments, but has determined that it will not necessarily seek to limit compensation to that deductible under section 162(m).

Compensation & Benefits Committee

Ronald L. Kuehn, Jr., Chairman
John W. Alden
Victor A. Pelson
Sandra E. Peterson
Michael R. Quinlan

February 24, 2005

The following table sets forth the compensation paid by the Company and its subsidiaries to the Chairman & CEO and each of the other four most highly compensated executive officers during each of the years presented.

Summary Compensation Table for the Last Three Fiscal Years (2002-2004)

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position (as of 12/31/2004)	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation($)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options/SARs (#)(3)	LTIP Payouts($)	All Other Compensation ($)(4)
Allan Z. Loren	2004	700,000	2,000,000	0	2,939,984	161,230	0	81,438
Chairman and Chief Executive	2003	700,000	1,350,000	0	1,335,947	236,500	0	67,420
Officer	2002	700,000	975,000	0	0	0	0	79,854

Steven W. Alesio	2004	500,000	1,000,000	0	1,587,260	83,550	0	26,787
President and Chief Operating	2003	500,000	850,000	0	519,291	97,500	0	34,005
Officer	2002	500,000	560,625	0	0	46,800	0	30,309

Sara Mathew	2004	400,000	530,075	0	1,128,550	54,300	0	28,296
Senior Vice President,	2003	375,000	315,000	0	344,051	56,500	0	29,061
Chief Financial Officer	2002	375,000	451,000	0	0	0	0	28,225

Cynthia B. Hamburger	2004	350,000	407,750	0	482,602	24,920	0	23,798
Senior Vice President,	2003	350,000	252,000	0	293,983	48,300	0	28,051
Customer Operations	2002	350,000	351,000	0	0	0	0	38,977

Michael Pepe (5)	2004	291,667	448,525	0	609,195	30,000	0	0
Senior Vice President,
U.S. Sales

(1)	The bonus amounts shown were earned with respect to each year indicated and paid in the following year. Ms. Mathew’s 2002 bonus amount includes a sign-on bonus of $100,000.
(2)	Amounts shown represent the dollar value of restricted stock on the date of grant. The restricted stock amounts shown for 2004 for all five named executive officers were based on achievement against a performance-based maximum restricted stock opportunity established in 2004; relative to that 2004 opportunity, the restricted stock awards were granted on February 25, 2005 and (with the exception of Mr. Loren’s) will vest 20% after one year from date of grant, an additional 30% after two years, and the remaining 50% after three years. The number of restricted shares granted to each named executive officer on February 25, 2005 was as follows: Mr. Loren — 48,236; Mr. Alesio — 26,042; Ms. Mathew — 18,516; Ms. Hamburger — 7,918; and Mr. Pepe — 9,995.

Mr. Loren’s 2004 and 2003 restricted stock grants will vest in full on June 1, 2005 or upon his retirement, whichever is earlier. The number and value of the restricted stock holdings of Mr. Loren as of December 31, 2004 were 39,490 shares ($2,355,579). This number and value do not include Mr. Loren’s February 25, 2005 restricted stock award described above.

Mr. Alesio’s 2003 restricted stock grant will vest in full on February 12, 2006; furthermore, in the case of certain predefined events, as described in Mr. Alesio’s employment agreement, the vesting of his 2003 and 2004 restricted stock grants may be accelerated. Restricted stock granted in 2003 to Ms. Mathew and Ms. Hamburger vests in full on February 12, 2006. The number and value of the restricted stock holdings of the remaining named executive officers as of December 31, 2004 were: Mr. Alesio — 15,350 shares ($915,628); Ms. Mathew — 10,170 shares ($606,641); Ms. Hamburger — 8,690 shares ($518,359); and Mr. Pepe — none. These numbers and values do not include the February 25, 2005 restricted stock awards described above.

The terms of the grants to all named executive officers provide for the payment of dividends at the same rate established from time to time for the Common Stock. At present, the Company does not pay dividends on its Common Stock.

(3)	Amounts shown represent the number of non-qualified stock options granted each year. Limited stock appreciation rights (LSARs) were granted in tandem with all options awarded to executive officers.

(4)	Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan (PPP) and the Profit Participation Benefit Equalization Plan (PPBEP), which plans are open to all U.S. employees of the Company and certain subsidiaries. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan that provides benefits to participants in the PPP equal to the amount of Company contributions that would have been made to the participants’ PPP accounts but for certain federal tax laws.

(5)	The 2004 salary for Mr. Pepe represents the amount earned from his date of employment, March 1, 2004.

Option/SAR Grants in the Last Fiscal Year (2004)

	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
Allan Z. Loren	161,230	20.63%	53.3000	2/9/2014	3,466,445
Steven W. Alesio	83,550	10.69%	53.3000	2/9/2014	1,796,325
Sara Mathew	54,300	6.95%	53.3000	2/9/2014	1,167,450
Cynthia B. Hamburger	17,590	2.25%	53.3000	2/9/2014	378,185
	7,330	0.94%	55.4250	3/2/2014	163,122
Michael Pepe	30,000	3.84%	54.4200	3/1/2014	653,430

(1)	With respect to Mr. Loren’s grant, all options become exercisable on June 1, 2005, or upon Mr. Loren’s retirement, whichever is earlier.

For the remaining named executive officers, all options become exercisable in four equal annual installments commencing on the first anniversary of the grant. In the case of certain predefined events, as described in Mr. Alesio’s employment agreement, the vesting of his options may be accelerated.

All option grants were made in tandem with LSARs. LSARs are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each LSAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock that is in effect at any time during the 60 days preceding the date upon which the LSAR is exercised. LSARs can be exercised regardless of whether the Company supports or opposes the offer, but automatically terminate once the holder of the LSAR is no longer an officer of the Company who is subject to the reporting requirements under Section 16 of the Exchange Act.
(2)	The grant date present value is based on the Black-Scholes option valuation model, which makes the following assumptions: an expected stock-price volatility factor of 30%; a risk-free rate of return of 3.8%; a dividend yield of 0.0%; and a weighted average exercise date of seven years. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR
Values (2004)

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Allan Z. Loren	0	0	1,250,000	647,730	53,687,960	12,923,513
Steven W. Alesio	0	0	142,733	513,317	4,571,918	13,331,296
Sara Mathew	0	0	58,333	227,467	1,490,367	4,765,465
Cynthia B. Hamburger	0	0	53,500	180,220	1,512,465	4,398,521
Michael Pepe	0	0	0	30,000	0	156,900

(1)	The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock of $59.65 on December 31, 2004. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

Retirement Benefits

The following table sets forth the estimated aggregate annual benefits payable under D&B’s Retirement Account Plan, Pension Benefit Equalization Plan (PBEP) and Supplemental Executive Benefit Plan (SEBP), as in effect during 2004 to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits that would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 20 years.

	Estimated Aggregate Annual Retirement Benefit Assuming Final Credited Service of:
Average Final Compensation	5 years	10 years	15 Years	20 Years	25 Years
$ 275,000	55,000	110,000	137,500	165,000	165,000
300,000	60,000	120,000	150,000	180,000	180,000
400,000	80,000	160,000	200,000	240,000	240,000
500,000	100,000	200,000	250,000	300,000	300,000
600,000	120,000	240,000	300,000	360,000	360,000
700,000	140,000	280,000	350,000	420,000	420,000
725,000	145,000	290,000	362,500	435,000	435,000
1,000,000	200,000	400,000	500,000	600,000	600,000
1,250,000	250,000	500,000	625,000	750,000	750,000
1,350,000	270,000	540,000	675,000	810,000	810,000
1,700,000	340,000	680,000	850,000	1,020,000	1,020,000
2,050,000	410,000	820,000	1,025,000	1,230,000	1,230,000

The number of full years of credited service under the plans for Mr. Loren, Mr. Alesio, Ms. Mathew, Ms. Hamburger and Mr. Pepe are 5, 4, 4, 4 and 1, respectively.

Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table, contained within the “Compensation of Executive Officers and Directors” section of this Proxy Statement, are normally not paid until the year following the year in which they are accrued and expensed. Therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year, but paid in the current year, are part of retirement compensation in the current year, and the current year’s bonuses accrued and included in the Summary Compensation Table are not.

For the reasons discussed above, compensation for determining retirement benefits for the named executive officers differed by more than 10% from the amounts shown in the Summary Compensation Table. For purposes of determining retirement benefits for Mr. Loren, Mr. Alesio, Ms. Mathew, Ms. Hamburger and Mr. Pepe, compensation in 2004 was $2,050,000, $1,350,000, $715,000, $602,000 and $277,083, respectively.

Average final compensation is defined as the highest average annual compensation during five consecutive 12-month periods in the last ten consecutive 12-month periods of the member’s credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on the average yield on 30-year Treasuries, with a minimum compounded annual interest credit rate of 3%.

The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement

Account Plan and the PBEP to the amounts shown in the preceding table. The SEBP provides maximum benefits after 20 years.

Employment, Change-In-Control, Severance, Deferral and Detrimental Conduct Arrangements

Employment Arrangements

On January 3, 2005, the Company announced that Steven W. Alesio succeeded Allan Z. Loren as the Company’s chief executive officer. The Company also announced that Mr. Loren will remain as the Company’s chairman of the board until May 30, 2005, at which time he will retire from the Board.

In connection with the succession plan, the Company entered into an amendment of Mr. Loren’s existing employment agreement and entered into a new employment agreement with Mr. Alesio. The terms of these new agreements with Messrs. Loren and Alesio were established by the Company’s Compensation & Benefits Committee of the Board (the “Committee”), with input from the Committee’s independent compensation consultant and corporate governance advisor. As further described below, with respect to Mr. Loren’s compensation, the Committee determined that it was appropriate to maintain his compensation and benefits at the 2004 levels, with the exception that Mr. Loren would not be eligible for any additional equity awards. With respect to Mr. Alesio’s compensation, the Committee developed a compensation program that reflected the Company’s pay-for-performance philosophy (by delivering a significant portion of overall compensation value through equity and bonus award opportunities, as further described below) and which was competitively positioned based on market data provided by the Committee’s independent compensation consultant.

Allan Z. Loren.    As noted above, under Mr. Loren’s agreement, he ceased to serve as the Company’s chief executive officer on January 1, 2005, but will continue to serve as the Company’s chairman of the board until May 30, 2005 (subject to earlier termination in accordance with Mr. Loren’s existing employment agreement), at which point Mr. Loren will retire from the Company and the Board of Directors. Mr. Loren’s base salary and target and maximum bonus are unchanged from his prior agreement. Accordingly, from January 1, 2005 until May 30, 2005, Mr. Loren will be entitled to an annualized base salary of $700,000. He will also be entitled to a cash incentive opportunity for the period of January 1, 2005 until May 30, 2005. Mr. Loren’s target bonus will be 150% of his prorated annual base salary, with a maximum payout of 200% of the target bonus, the same target and maximum percentages as in 2004. The amount of the actual bonus paid will be determined by the Committee, based on its assessment of Mr. Loren’s contribution to the success of the leadership transition plan and his execution of his Board duties. Mr. Loren will not be entitled to any additional equity awards.

Consistent with Mr. Loren’s existing agreement, all of his prior equity compensation grants will vest in full upon his retirement.

After Mr. Loren’s employment as chairman is terminated on May 30, 2005, the Company will transfer to him the title to the Company automobile currently provided to him and will pay to him a tax gross-up payment to cover any taxes that may be due as a result of the transfer. In addition, under the terms of his amended agreement, following termination on May 30, 2005, Mr. Loren will be entitled to the retiree medical, dental and life insurance benefits coverage, regardless of any age or service requirements, that is provided under the Company’s plans to other retired executives. If prior to May 30, 2005 Mr. Loren is terminated by the Company without cause (as defined in the amended employment agreement), terminates his employment for good reason (as defined in the amended employment agreement), dies or becomes disabled, or a change in control of the Company occurs, all previously granted stock options and restricted stock will immediately vest. In addition, if Mr. Loren’s employment is terminated by the Company without cause or Mr. Loren terminates his employment for good reason, Mr. Loren will be entitled to continued payment of his annual base salary until May 30, 2005, and, to the extent not previously paid, his target bonuses for each fiscal year through fiscal year 2005 (prorated for the partial year), but in no event will Mr. Loren receive less than $805,000. Finally, if Mr. Loren is terminated by the Company without cause, terminates his employment for good reason, or dies or becomes disabled before May 30, 2005, Mr. Loren will receive a benefit under the Company’s SEBP calculated based on five years of service.

Mr. Loren has agreed to customary restrictive covenants, including a covenant not to compete with the Company for one year.

Mr. Loren will also be entitled to certain benefits under a change-in-control agreement. A description of this agreement is described below under “Change-in-Control Arrangements.”

Steven W. Alesio.    Under Mr. Alesio’s new agreement, he has served as the Company’s chief executive officer since January 1, 2005 and will become chairman of the board beginning on May 31, 2005.

The agreement, which has a three-year term through December 31, 2007 (subject to earlier termination as provided in the agreement), provides that Mr. Alesio will be paid an annual base salary of $750,000 (up from $500,000 in 2004). The Company’s Board of Directors may increase Mr. Alesio’s salary as it deems appropriate, but his salary may not be decreased. Mr. Alesio will be eligible to earn an annual bonus award based on the achievement of such goals and performance measures (including financial and employee satisfaction goals) as may be established by the Committee. Mr. Alesio’s target annual bonus award will be at least 130% of his base salary and his maximum annual bonus award will be at least 200% of his target annual bonus award (the same target and maximum bonus award percentages as in 2004). As noted above, the actual amount of the bonus paid to Mr. Alesio will be based on the achievement of the goals and performance measures as determined by the Committee.

The Company has also agreed to pay Mr. Alesio an initial long-term equity grant with a value of $4,000,000 (up from $3,000,000 in 2004). Beginning in 2006, he will also be entitled to annual equity-based awards at a level commensurate with his position in the discretion of the Committee. Mr. Alesio is currently, and will remain, fully vested in his accrued benefit under the SEBP.

If we terminate Mr. Alesio’s employment without cause (with cause generally defined as a willful failure to perform material duties or conviction of a felony) or Mr. Alesio terminates his employment for good reason (generally, an unfavorable change in employment status, a required relocation or a material willful breach of the agreement by the Company), he will be entitled to: (i) subject to his execution of a release of claims, a lump sum payment equal to two times the sum of his annual base salary and his target annual bonus through the remainder of the term; (ii) a lump sum payment equal to a pro rata portion of his target annual bonus for the year of the termination; (iii) an enhanced benefit under our SEBP (computed based on continued employment and an annual target bonus for two years); (iv) continued medical and dental coverage for two years; and (v) the immediate vesting of the stock option and restricted stock awards granted to him in 2003 and the stock option award granted to him in 2004. If Mr. Alesio terminates his employment for good reason, he will also be entitled to special pro rata accelerated vesting of the stock option awards granted to him before 2003. If Mr. Alesio dies or becomes disabled (as defined in the agreement), in addition to his base salary through the date of death or disability, Mr. Alesio will be entitled to a pro rata portion of his target annual bonus for the year of the death or disability, immediate vesting of all stock options granted to him (except that, in the case of disability, options held for less than one year will be forfeited) and immediate vesting of his 2003 restricted stock award.

If the Company terminates Mr. Alesio’s employment on or after December 31, 2007 without cause or Mr. Alesio terminates his employment on or after such date for good reason, he will be entitled to the benefits under the Company’s Executive Transition Plan as if he incurred an “eligible termination” other than by reason of unsatisfactory performance. A description of our Executive Transition Plan is included below under “Severance Arrangements.”

Mr. Alesio has agreed to customary restrictive covenants, including a covenant not to compete with the Company for one year.

Mr. Alesio will also be entitled to certain benefits under a change-in-control agreement entered into with the Company. Mr. Alesio’s change-in-control agreement was extended to coincide with the term of his employment agreement. If Mr. Alesio becomes entitled to similar payments or benefits under his change-in-control agreement and his employment agreement, he will receive the payments or benefits under the change-in-control agreement only to the extent such payments or benefits exceed those available under his employment agreement. A description of this change-in-control agreement is included below under “Change-in-Control Arrangements.”

Change-in-Control Arrangements

The executive officers named in the Summary Compensation Table, contained within the “Compensation of Executive Officers and Directors” section of this Proxy Statement, will be provided certain benefits upon actual or constructive termination of employment in the event of a potential change in control or change in control of the Company. If, following a potential change in control or change in control, the executive is terminated other than for cause or by reason of death, disability or normal retirement, or the executive terminates employment for good reason (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the executive shall be entitled to receive: (i) a lump-sum payment equal to three times the sum of salary plus the annual target bonus then in effect; (ii) continuation of welfare benefits and certain perquisites for three years; (iii) retiree medical and life insurance benefits starting at age 55; (iv) outplacement consulting in the amount of 20% of the sum of salary plus the annual target bonus then in effect, but not exceeding $100,000; (v) immediate vesting of certain entitlements; (vi) a prorated annual target bonus for the year in which the change in control occurs and a full target bonus for all other bonus plans in effect at the time of termination; and (vii) payment of any excise taxes due in respect of the foregoing benefits.

Severance Arrangements

The Company has adopted an Executive Transition Plan (ETP) that provides severance benefits for the Company’s chief executive officer and other designated executives. The ETP currently provides for the payment of severance benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation and (unless the executive’s employment is terminated by the Company for unsatisfactory performance) the executive’s guideline annual bonus opportunity for the year of termination, payment of which will be prorated annually over a period equal to the number of weeks of salary continuation. Salary continuation is payable at the times the executive’s salary would have been paid if employment had not terminated. In addition, the executive will receive continued medical, dental and life insurance benefits during the salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating; (ii) cash payments equal in value to a prorated portion of any “performance-based awards” under the Company’s stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to the termination of employment. The ETP gives the Company’s chief executive officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the ETP, other than the chief executive officer; the Compensation & Benefits Committee of the Board of Directors has this discretion with respect to the chief executive officer.

Executive officers who do not participate in the ETP are eligible for severance benefits under the Company’s Career Transition Plan (CTP). The CTP generally provides for the payment of benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation. It does not apply to employee terminations in connection with the sale of stock or assets, or an elimination or reduction of operations in connection with an outsourcing or merger (or other combination, spin-off, reorganization or other similar transaction) where an offer of employment at a comparable base salary is made to the employee. In the event of an eligible termination, an executive officer will be paid 52 weeks of salary continuation (26 weeks if the executive is terminated by the Company for unsatisfactory performance), payable at the times the executive’s salary would have been paid if employment had not terminated. For this purpose, salary consists of the executive’s annual base salary at the time of termination. In addition, the executive will receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating, provided that the executive was employed for at least six full months during the calendar year of termination; (ii) cash payments equal in value to a prorated portion of any “performance-based awards” under the Company’s stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment. The CTP gives the Company’s chief executive officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP.

Mr. Loren has waived participation in both the ETP and CTP. In accordance with his employment agreement, Mr. Alesio is a participant in the ETP. All other executive officers named in the Summary Compensation Table, contained within the “Compensation of Executive Officers and Directors” section of this Proxy Statement, currently participate in the CTP.

Notwithstanding the foregoing, any severance benefits paid to an executive officer above the amounts provided by the ETP or CTP require the approval of the Compensation & Benefits Committee of the Board of Directors.

Deferral Program

The Company has a Key Employees’ Nonqualified Deferred Compensation Plan under which executives may defer part of their current salary, annual cash incentive and certain cash-based, long-term incentives to a later date. Under this program, executives have the opportunity to earn tax-deferred appreciation based on the performance of the investment funds offered under the Company’s PPP.

Detrimental Conduct Program

The Company has a detrimental conduct program under which employees are required to sign an agreement upon receipt of an equity-based award that requires employees to return a portion of the amounts received pursuant to such award if, during their employment and for one year thereafter (two years in the case of executive officers), they engage in “detrimental conduct,” which includes working for a competitor, disclosing confidential Company information and acting otherwise than in the interests of the Company.

Compensation of Directors

Only non-employee directors receive compensation for serving on the Board.

2004 Compensation Program for Non-Employee Directors

The Company’s non-employee directors’ compensation program consisted of equity-based awards and cash, with equity representing at least 75% of total targeted compensation. Each non-employee director received an annual grant of stock options with a nominal grant value (based on a Black-Scholes methodology) of approximately $80,000 and an annual retainer of $75,000. Of the annual retainer, $40,000 was paid in restricted stock units (payable in shares of Common Stock upon vesting) and the balance in cash. Committee chairpersons each received an additional $5,000 annual cash retainer. No separate fees were paid for attendance at Board or Committee meetings. Directors had the ability to elect to convert the Committee chairperson retainer and the cash portion of their annual retainer into additional restricted stock units at a 10% conversion premium or to defer such cash amounts in the directors’ deferred compensation plan. In addition, each new non-employee director received a one-time stock option grant with a nominal grant value of $35,000 upon his or her appointment to the Board.

Looking Ahead: 2005 Compensation Program for Non-Employee Directors

During 2004, a review of the Company’s non-employee directors’ compensation program was conducted by an independent third-party consulting organization retained by the Compensation & Benefits Committee. The review was conducted to ensure that the non-employee directors’ compensation program was competitive with current market practice and trends, was in keeping with the principles of good governance, and was aligned with the interests of shareholders. As a result of the review, and based on the Compensation & Benefits Committee’s recommendation, the Board of Directors approved a change in the total level of non-employee director compensation and the proportion of equity included in total non-employee director compensation. To remain competitive with the market and to reflect the increased work of Committee chairpersons, the cash portion of the annual retainer has been increased from $35,000 to $50,000 and the annual cash retainer paid to Committee chairpersons has been increased to $15,000. In addition, the equity portion of the non-employee directors’ compensation program has been modified so that stock options will make up 50% of the total value of equity (or $60,000 out of $120,000) and restricted stock units will comprise the remaining 50%. Previously, stock options comprised two-thirds of the total value of equity (or $80,000 out of $120,000) and restricted stock units made up only one-third. This change in the equity mix is intended to reflect good governance practices with respect to director compensation. As in 2004, no separate fees will be paid for attendance at Board or Committee meetings. Directors may continue to elect to convert the Committee chairperson retainer and the cash portion of their annual retainer into additional restricted stock units at a 10% conversion premium or to defer such cash amounts in the directors’ deferred compensation plan. Each new non-employee director is expected to receive a one-time stock option grant with a nominal grant value of $35,000 upon his or her appointment to the Board.

Other Program Features

Non-employee directors are also provided other benefits by the Company during their tenure as a director as follows: reimbursement for reasonable Company-related travel and other expenses; travel accident insurance when traveling on Company business; and participation in the Company’s charitable matching gift program (up to $4,000 per calendar year).

Director Stock Ownership Guidelines

Non-employee directors are required to hold no less than 50% of all shares or restricted stock units obtained through the non-employee director compensation program throughout their tenure as a director of the Company. The establishment of these guidelines is another component of the Company’s efforts to align the interests of directors and shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires D&B’s officers and directors, and persons who own more than 10% of a registered class of D&B’s equity securities (“insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2004 all Section 16(a) filing requirements applicable to its insiders were complied with.

OTHER MATTERS

D&B knows of no matters, other than those referred to herein, that will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information under the captions “Report of the Audit Committee” and “Report of the Compensation & Benefits Committee” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these Reports by reference therein.

The information on our Web site is not, and shall not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Shareholder proposals intended to be included in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2006 must be received by the Corporate Secretary of the Company no later than November 24, 2005. The Company will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies.

Under the Company’s Bylaws, a shareholder proposal for the 2006 Annual Meeting of Shareholders that is not intended to be included in the Company’s Proxy Statement must be received by the Corporate Secretary of the Company between January 3, 2006 and February 2, 2006.

For a shareholder seeking to nominate a candidate for D&B’s Board of Directors, the notice must describe various matters regarding the nominee, including name, age, business address and the nominee’s written consent to being named in the Proxy Statement and to serving as a director if elected. For a shareholder seeking to bring other business before a shareholder meeting, such notice must include a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder.

The notice must be given to the Corporate Secretary of the Company, whose address is 103 JFK Parkway, Short Hills, New Jersey 07078-2708. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Corporate Secretary or may obtain a copy from the Corporate Governance information in the Investors section of the Company’s Web site (www.dnb.com). A copy of the Bylaws is also filed as an exhibit to the Company’s Form 10 filed on June 27, 2000 and is available at the SEC Web site (www.sec.gov).

March 24, 2005

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF TOTAL REVENUE TO CORE REVENUE AND EFFECT
OF FOREIGN EXCHANGE ON CORE REVENUE GROWTH RATE

	For the Year Ended December 31,
	2004	2003	Growth Rate
	(In thousands)
Total revenue	$1,414.0	$1,386.4
Less: Revenue from divested businesses	79.5	172.7
Core revenue	$1,334.5	$1,213.7	10%
Less: Effect of foreign exchange			2%
Core revenue before effect of foreign exchange			8%

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED EARNINGS PER SHARE TO EARNINGS
PER SHARE BEFORE NON-CORE GAINS AND CHARGES

	For the Year Ended December 31,
	2004	2003
Diluted EPS	$2.90	$2.30
Impact of non-core (gains) and charges:
Restructuring costs related to our Financial Flexibility Program	.28	.16
(Gains) and Losses on sales of operations in our Nordic Region, Central Europe, India and Distribution Channels in Pakistan and the Middle East, France and Iberia	(.26)
Increase in tax legacy reserve for “Utilization of Capital Losses — 1989-1990”	.06
Loss on the sale of our High Wycombe, England building		.14
Insurance recovery related to the World Trade Center Tragedy		.06
Diluted EPS before non-core (gains) and charges	$2.98	$2.54

All numbers are rounded to the nearest cent. Therefore, totals may differ from the sum of each line item due to rounding.

Exhibit A

AUDIT COMMITTEE CHARTER

Amended and Restated December 7, 2004

Membership and Meetings

Membership

The Committee shall be comprised of no fewer than three members as appointed by the Board of Directors upon recommendation of the Board Affairs Committee. Each Committee member shall meet the independence, experience and other membership requirements of the New York Stock Exchange, of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations of the Securities and Exchange Commission (“Commission”).

The Board Affairs Committee will recommend the Committee members and a Committee Chair from among such Committee members in accordance with the Company’s Corporate Governance Principles. Consideration will be given to staffing the Committee with at least one member who is an audit committee financial expert as defined by the Commission. No Committee member should serve on more than two other public company audit committees without the prior approval of the Board.

Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Meetings

The Committee shall meet in person or telephonically as often as it determines, but not less frequently than five times per year. Meetings of the Committee should be attended by representatives of the Company’s principal external auditors (“independent auditors”), the Chief Financial Officer, the Controller, the Leader of Internal Audit, the General Counsel and others as and when deemed appropriate by the Committee. The Committee shall meet privately with such persons or groups, whenever the Committee deems it appropriate.

The Committee Chair shall be responsible for calling the meetings of the Committee, establishing meeting agenda with input from management and supervising the conduct of the meetings. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting.

A majority of the number of appointed Committee members will constitute a quorum for conducting business at a meeting of the Committee.

Purposes

The Committee will assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall also prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

Committee Authority and Responsibilities

Relationship with the Independent Auditors

The Committee has the sole authority to appoint or replace the independent auditors. Notwithstanding this authority, the Committee will continue its long standing practice of recommending that the Board ask shareholders to ratify the Committee’s selection. If shareholders fail to so ratify, the Committee will consider that fact in its future selection of the independent auditors.

The Committee is directly responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work. The independent auditors will report directly to the Committee.

Other Responsibilities

The Committee, to the extent it deems necessary or appropriate, will:

Financial Statement and Disclosure Matters

1.	Meet to review and discuss with management and the independent auditors:

(a)	The annual audited financial statements (and related Form 10-K) and quarterly unaudited financial statements (and related Forms 10-Q), including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(b)	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on financial statements.

(c)	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(d)	The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

2.	Review and discuss reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

(c)	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

3.	Discuss with management the Company’s earnings press releases (including any use of “pro-forma” or “adjusted non-GAAP information”), financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

5.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and any disagreements with management.

6.	Review and discuss with the independent auditors and the Leader of Internal Audit, the adequacy of the Company’s internal accounting controls.

7.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

8.	Review with the independent auditors its opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditors’ analysis of matters requiring modification to the CEO and CFO certifications in the Form 10-K and Form 10-Q.

Oversight of the Company’s Relationship with the Independent Auditors

9.	At least annually, review a report from the independent auditors describing:

(a)	the independent auditors’ internal quality-control procedures,

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

(c)	any steps taken to deal with any such issues, and

(d)	all relationships between the independent auditors and the Company.

10.	Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence. This review should also include an evaluation of the lead audit partner. The Committee shall present its conclusions with respect to the independent auditors and lead audit partner to the Board.

11.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Establish policies for the Company’s hiring of employees or former employees of the independent auditors who participated in the audit of the Company.

13.	As appropriate, seek to discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

14.	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Discuss with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function.

16.	Review the appointment and replacement of the Leader of Internal Audit.

17.	Review and discuss with the Leader of Internal Audit, the Company’s internal system of audit and financial controls, internal audit plans and the periodic report of audit activities, examinations and results of internal audits.

Compliance Oversight Responsibilities

18.	Periodically, meet in separate sessions with management, internal auditors and the independent auditors to discuss any matters that the Committee or the persons with whom they meet, believe should be discussed.

19.	Review (a) the status of the Company’s compliance with applicable laws and regulations, (b) major legislative and regulatory developments which could materially impact the Company, and (c) management’s efforts to monitor compliance with the Company’s code of conduct.

20.	Review and investigate any matters pertaining to the integrity of senior management, including conflicts of interest or adherence to standards of conduct as required by Company policy.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Obtain from the independent auditors assurance that Section 10A (b) of the Exchange Act has not been implicated.

Preapproval of Audit and Non-Audit Services

The Committee has the sole authority to preapprove all auditing services and permitted non-audit services to be performed by the independent auditors. The Committee may delegate this authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals are presented to the full Committee at its next scheduled meeting.

Resources of the Committee

The Committee has the authority to retain independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to the independent auditors, (2) compensation to any advisors employed by the Committee and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Reports to the Board

The Committee will make regular reports to the Board.

Charter Reviews

The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

Performance Assessment

The Committee will annually review the Audit Committee’s own performance.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Audit Committee Report

The Committee, with the assistance of management and any outside advisors the Committee deems appropriate, shall prepare a report for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of shareholders.

Public Disclosure

Consistent with New York Stock Exchange listing standards, this charter will be included on the Company’s Web site and will be made available upon request sent to the Company’s Corporate Secretary. The Company’s annual proxy statement will state that this charter is available on the Company’s Web site and will be available upon request to the Company’s Corporate Secretary.

Exhibit B

THE DUN & BRADSTREET CORPORATION
2000 STOCK INCENTIVE PLAN
(as amended and restated month, day, year)

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(b)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Change in Control: The occurrence of any of the following events:

(i)    any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)    during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

(i)	Company: The Dun & Bradstreet Corporation.

(j)	Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(k)	Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

(l)	Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(m)	ISO: An Option that complies with section 422 (or any successor provision) of the Code.

(n)	LSAR: A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

(o)	Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(p)	Option: A stock option granted pursuant to Section 7 of the Plan.

(q)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(r)	Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(s)	Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

(t)	Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u)	Plan: The Dun & Bradstreet Corporation 2000 Stock Incentive Plan.

(v)	Post-Retirement Exercise Period: As such term is defined in Section 7(g) of the Plan.

(w)	Retirement: Termination of employment with the Company or an Affiliate after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

(x)	Shares: Shares of common stock, par value $0.01 per Share, of the Company.

(y)	Special Exercise Period: As such term is defined in Section 7(g) of the Plan.

(z)	Spread Value: With respect to a Share subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(aa)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

(bb)	Subsidiary: A subsidiary corporation, as defined in section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 9,700,000. Against the shares remaining in the Plan, awards granted under the Plan (excluding other stock-based awards granted pursuant to Section 9 of the Plan) count as 1 issued share; whereas, other stock-based awards granted pursuant to Section 9 of the amended and restated Plan (approved as of the 2005 Annual Meeting) count as 2.6 issued shares. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 700,000. ~~An amount not in excess of 6.75% of the total number of shares reserved and available for distribution pursuant to the Plan may be issued for Other Stock Based Awards pursuant to Section 9.~~ The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of section 162(m) of the Code (or any successor section thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or its Affiliates or with which the Company or its Affiliates combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 200,000 Shares in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto); provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5.	Eligibility

Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Affiliates, who are from time to time responsible for the management, growth and protection of the business of the Company and its Affiliates, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, nonqualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)    Option Price.    The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)    Exercisability.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)    Exercise of Options.    Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

(d)    ISOs.    The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of section 422 of the Code (or any successor section thereto). Unless otherwise permitted under section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

(e)    Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f)    Exercisability Upon Termination of Employment by Death or Disability.    If a Participant’s employment with the Company and its Affiliates terminates by reason of death or Disability after the first anniversary of the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

(g)    Exercisability Upon Termination of Employment by Retirement.    If a Participant’s employment with the Company and its Affiliates terminates by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such termination of employment (the “Post-Retirement Exercise Period”), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if a Participant dies within a period of five years after such termination of employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Special Exercise Period.

(h)    Effect of Other Termination of Employment.    If a Participant’s employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above) or (ii) for any reason on or prior to the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of employment. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant if such Participant is terminated from employment without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

(i)    Nontransferability of Stock Options.    Except as otherwise provided in this Section 7(i), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the optionee, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons (“Eligible Transferees”), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Section 7(i). The Committee may, in its discretion; amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 7(f), 7(g) and 7(h) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(f), 7(g) and 7(h). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

8.	Terms and Conditions of Stock Appreciation Rights

(a)    Grants.    The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

(b)    Terms.    The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)    Limitations.    The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)    Limited Stock Appreciation Rights.    The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.	Other Stock-Based Awards

(a)    Generally.    The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Where the value of an Other Stock-Based Award is based on the Spread Value, the grant or exercise price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

(b)    Performance-Based Awards.    Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is deductible by the Company under section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital) and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the

Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

(c)    ~~An amount not in excess of 6.75% of the total number of Shares reserved and available for distribution pursuant to the Plan, as determined pursuant to Section 3, may be issued pursuant to Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation. In addition, no more than 5.00% of the shares reserved and available for distribution pursuant to the Plan, as determined pursuant to Section 3, may be issued pursuant to Other Stock-Based Awards with vesting schedules that are shorter than (i) one year with respect to Performance-Based Awards, or (ii) three years with respect to awards that are not Performance-Based Awards.~~

10.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)    Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion and without liability to any person, deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant (iii) the maximum amount of Other Stock-Based Awards based on the Spread Value and Performance-Based Awards that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

(b)    Change in Control.    In the event of a Change in Control, Awards granted under the Plan shall accelerate as follows: (i) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person may provide for (A) the payment of a cash amount in exchange for the cancellation of such Award and/or (B) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (ii) restrictions on Awards of restricted shares shall lapse; and (iii) Other Stock-Based Awards shall become payable as if targets for the current period were satisfied at 100%.

11.	No Right to Employment

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

12.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.	Nontransferability of Awards

Except as provided in Section 7(i) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, result in any Option being repriced either by lowering the Option Price of any outstanding Option or by canceling an outstanding Option and granting a replacement Option with a lower Option Price, ~~(3) in the opinion of counsel to the Company, materially increase benefits to Participants, (4) in the opinion of counsel to the Company, materially modify the eligibility requirements set forth in Section 5 of the Plan,~~ or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control. Awards issued prior to termination of the Plan shall not be affected by such termination.

15.	International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of section 162(m) of the Code (or any successor section thereto), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

16.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

17.	Effectiveness of the Plan

If the amended and restated Plan is approved by shareholders at the 2005 Annual Meeting, it will be effective with respect to all awards granted thereafter. If the amended Plan is not so approved by shareholders, all awards granted under the Plan will be made in compliance with the original Plan, without amendment. ~~The Plan shall be effective as of October 18, 2000. The plan shall terminate on the day following the Company’s 2001 Annual Meeting of Stockholders unless the Plan is ratified by stockholders at such meeting. Awards granted prior to termination of the Plan shall not be affected by such termination.~~

Exhibit C

2000 DUN & BRADSTREET CORPORATION
NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN
(as amended month, day, year)

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company in attracting, retaining and compensating non-employee directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its stockholders since it will allow non-employee directors of the Board to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with stockholders in increasing the value of the Shares on a long-term basis.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Award: An Option or Other Stock-Based Award granted pursuant to the Plan.

(c)	Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(d)	Board: The Board of Directors of the Company.

(e)	Change in Control: The occurrence of any of the following events:

(i)    any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities.

(ii)    during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section, a Director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof.

(iii)    the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

(iv)    the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	Company: The Dun & Bradstreet Corporation.

(h)	D&B: The Dun & Bradstreet Corporation, a Delaware corporation.

(i)	Disability: Inability to continue to serve as a non-employee director of the Board due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Board (excluding any member thereof whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Board, in its sole discretion, may require.

(j)	Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 14 of the Plan.

(k)	Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Board in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(l)	Option: A stock option granted pursuant to Section 6 of the Plan.

(m)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(b) of the Plan.

(n)	Other Stock-Based Awards: Awards granted pursuant to Section 7 of the Plan.

(o)	Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company as of the date that an Award is granted.

(p)	Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(q)	Plan: The 2000 Dun & Bradstreet Corporation Non-Employee Directors’ Stock Incentive Plan.

(r)	Retirement: Except as otherwise provided in an Award agreement, termination of service with the Company or an Affiliate after such Participant has attained age 70, regardless of the length of such Participant’s service; or, with the prior written consent of the Board (excluding any member thereof whose own Retirement is at issue in a given case), termination of service at an earlier age after the Participant has completed six or more years of service with the Company.

(s)	Shares: Shares of common stock, par value $0.01 per share, of the Company.

(t)	Subsidiary: A subsidiary corporation, as defined in section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 300,000. Against the shares remaining in the Plan, awards granted under the Plan (excluding other stock-based awards granted pursuant to Section 7 of the Plan) count as 1 issued share; whereas, other stock-based awards granted pursuant to Section 7 of the amended Plan (approved as of the 2005 Annual Meeting) count as 2.6 issued shares. ~~An amount not in excess of 15% of the total number of shares reserved and available for distribution pursuant to the Plan may be issued for Other Stock Based Awards pursuant to Section 7.~~ The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Awards shall reduce the total number of Shares available under the Plan. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.	Administration

The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5.	Eligibility

All Participants shall be eligible to participate under this Plan.

6.	Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Board shall determine:

(a)    Option Price.    The Option Price per Share shall be determined by the Board, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)    Exercisability.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)    Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(d)    Exercise of Options.    Except as otherwise provided in the Plan or in a related Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant in cash, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Board, partly in cash and partly in such Shares or through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Board pursuant to the Plan. Unless the vesting of an Option is otherwise accelerated pursuant to Section 7(e), 7(f) or 7(g), the unvested portion of the Option will terminate upon the Participant’s termination of employment for any reason.

(e)    Exercisability Upon Termination of Service by Death.    If a Participant’s service with the Company and its Subsidiaries terminates by reason of death after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option shall immediately vest in full and may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of death.

(f)    Exercisability Upon Termination of Service by Disability or Retirement.    If a Participant’s service with the Company and its Subsidiaries terminates by reason of Disability or Retirement after the first anniversary of the date on which an Option is granted, the unexercised vested portion of such Option may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of such termination of service; provided, however, that if a Participant dies within a period of five years after such termination of service, the unexercised portion of the Option shall immediately vest in full and may thereafter be exercised, during the shorter of the remaining term of the Option or the period that is the longer of five years after the Date of such termination of service or one year after the date of death.

(g)    Effect of Other Termination of Service.    If a Participant’s service with the Company and its Subsidiaries terminates by reason of Disability or Retirement prior to the first anniversary of the date on which an Option is granted (as described above), then, a pro rata portion of such Option shall immediately vest in full and may be exercised thereafter, during the shorter of (A) the remaining term of such Option or (B) five years after the date of such termination of service, for a prorated number of Shares (rounded down to the nearest whole number of Shares), equal to the number of Shares subject to such Option multiplied by a fraction the numerator of which is the number of days the Participant served on the Board subsequent to the date on which such Option was granted and the denominator of which is 365. The portion of such Option which is not so exercisable shall terminate as of the date of Disability or Retirement. If a Participant’s service with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement, the unexercised vested portion of such Option shall terminate thirty days following such termination of service.

(h)    Nontransferability of Stock Options.    Except as otherwise provided in this Section 6(h), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and during the lifetime of a Participant an Option shall be exercisable only by the Participant. An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Board may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons (“Eligible Transferees”), provided that (x) the Option agreement pursuant to which such Options are granted must be approved by the Board, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 6(h). The Board may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6(e), 6(f) and 6(g) hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 6(e), 6(f) and 6(g). The Board may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of Options eligible to transfer options, as well as to make other determinations with respect to option transfers.

7.	Other Stock-Based Awards

The Board, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Board shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Board shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). ~~An amount not in excess of 15% of the total number of Shares reserved and available for distribution pursuant to the Plan, as determined pursuant to Section 3, may be issued as Other Stock Based Awards.~~

8.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)    Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, the Option Price and/or any other affected terms of such Awards.

(b)    Change in Control.    Upon the occurrence of a Change in Control, (A) all restrictions on Shares of restricted stock shall lapse and all Options shall vest and become exercisable and (B) the Board may, but shall not be obligated to, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options over the aggregate Option Price of such Options.

9.	No Right to Awards.

No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

11.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, result in any Option being repriced either by lowering the Option Price of any outstanding Option or by canceling an outstanding Option and granting a replacement Option with a lower Option Price, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

12.	Nontransferability of Awards

Except as provided in Section 6(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Board, in its sole discretion, shall have the authority to waive this Section 12 (or any part thereof) to the extent that this Section 12 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

13.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

14.	Effectiveness of the Plan

If the amended Plan is approved by shareholders at the 2005 Annual Meeting, it will be effective with respect to all awards granted thereafter. If the amended Plan is not so approved by shareholders, all awards granted under the Plan will be made in compliance with the original Plan, without amendment. ~~The Plan shall be effective as of October 18, 2000. The Plan shall terminate on the day following the Company’s 2001 Annual Meeting of Stockholders unless the Plan is ratified by stockholders at such meeting. Awards granted prior to termination of the Plan shall not be affected by such termination.~~

EQUISERVE
250 ROYALL STREET
CANTON, MA 02021

Please do not return the proxy card if you are voting over the Internet or by telephone.

The Dun & Bradstreet Corporation

VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE!

It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs.

YOUR VOTE IS IMPORTANT! Using the Internet or telephone, you can vote 24 hours a day, 7 days a week. Or, if you prefer, you can return the attached proxy card in the envelope provided.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 (U.S. and Canadian Shareholders)
Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to D&B, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DUNBD1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 D&B

 The Board of Directors recommends a vote FOR
  its nominees and FOR proposals 2, 3 and 4.

Vote On Directors

1.	Election of four Class II Directors. Nominees:				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
01) Steven W. Alesio
02) Ronald L. Kuehn, Jr.
	03) Naomi O. Seligman				ÿ	ÿ	ÿ
04) Michael J. Winkler

Vote On Proposals		For	Against	Abstain

2.	Ratify selection of independent auditors.	ÿ	ÿ	ÿ

3.	Approve the Amended and Restated The Dun & Bradstreet Corporation 2000 Stock Incentive Plan.	ÿ	ÿ	ÿ

4.	Approve the Amended 2000 Dun & Bradstreet Corporation Non-employee Directors’ Stock Incentive Plan.	ÿ	ÿ	ÿ

For comments, please check this box and write them on the back where indicated.				ÿ

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

The Dun & Bradstreet Corporation

Annual Meeting of Shareholders

May 3, 2005

8:00 a.m.

The Ritz-Carlton New York, Central Park

50 Central Park South

New York, New York

P R O X Y

THE DUN & BRADSTREET CORPORATION

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Shareholders to be held May 3, 2005

The undersigned hereby appoints Steven W. Alesio, Sara Mathew, and David J. Lewinter, or any of them, proxies with full power of substitution to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation (“D&B”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 3, 2005, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before said meeting.

This card also constitutes voting instructions to the Trustee of The Dun & Bradstreet Corporation Profit Participation Plan and the Moody’s Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of D&B held by the Trustee under such Plans, as described in the Proxy Statement.

This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR the nominees listed and FOR the proposals.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

SEE REVERSE
SIDE